Exhibit (4)(iii)

THE HARTFORD STEAM BOILER
INSPECTION AND INSURANCE COMPANY

and

THE FIRST NATIONAL BANK OF BOSTON,

as Rights Agent




Rights Agreement

Dated as of November 28, 1988



 TABLE OF CONTENTS

SECTION

1      Certain Definitions

2      Appointment of Rights Agent

3      Issue of Rights Certificates

4      Form of Rights Certificates

5      Countersignature and Registration

6      Transfer, Split Up, Combination and Exchange of Rights
Certificates; Mutilated, Destroyed, Lost or Stolen Rights
Certificates

7      Exercise of Rights; Purchase Price; Expiration Date of
Rights

8      Cancellation and Destruction of Rights Certificates

9      Form of Depositary Receipts

10     Countersignature and Registration of Depositary Receipts

11     Deposit of Stock

12     Transfer, Split Up, Combination and Exchange of Depositary
Receipts; Mutilated, Destroyed, Lost or Stolen Depositary
Receipts

13     Exchange of Depositary Receipts for Preferred Stock

14     Limitations on Execution and Delivery, Transfer, Surrender
and Exchange of Depositary Receipts

15     Cancellation and Destruction of Surrendered Depositary
Receipts

16     Distributions

17     Notice of Dividends, Fixing of Record Date for Receipt
Holders

18     Voting Rights

19     Changes Affecting Deposited Securities and
       Reclassifications, Recapitalizations, etc.

20     Reports

21     Lists of Depositary Receipt Holders

22     Reservation and Availability of Capital Stock

23     Preferred Stock Record Date

24     Adjustment of Purchase Price, Number and Kind of Shares or
       Number of Rights

25     Certificate of Adjusted Purchase Price or Number of Shares

26     Consolidation, Merger or Sale or Transfer of Assets or
       Earning Power

27     Fractional Rights and Fractional Shares

28     Rights of Action

29     Agreement of Rights Holders

30     Rights Certificate Holder Not Deemed a Shareholder

31     Concerning the Rights Agent

32     Merger or Consolidation or Change of Name of Rights Agent

33     Duties of Rights Agent

34     Change of Rights Agent

35     Issuance of New Rights Certificates

36     Redemption and Termination

37     Notice of Certain Events

38     Notices

39     Supplements and Amendments

40     Successors

41     Determinations and Actions by the Board of Directors, etc.

42     Benefits of this Agreement

43     Severability

44     Governing Law

45     Counterparts

46     Descriptive Headings

Exhibit A  -     Certificate of Designation, Preferences and
                 Rights
Exhibit B  -     Form of Depositary Receipt
Exhibit C  -     Form of Rights Certificate
Exhibit D  -     Form of Summary of Rights


RIGHTS AGREEMENT

RIGHTS AGREEMENT, dated as of November 28, 1988 (the
"Agreement"), between The Hartford Steam Boiler Inspection and
Insurance Company, a Connecticut corporation (the "Company"), and
The First National Bank of Boston a national banking association
(the "Rights Agent").

W I T N E S S E T H

WHEREAS, on November 28, 1988 (the "Rights Dividend Declaration Date"), the Board of Directors of the Company authorized and declared a dividend distribution of one Right for each share of common stock, without par value, of the Company (the "Common Stock") outstanding at the close of business on December 8, 1988 (the "Record Date"), and has authorized the issuance of one Right (as such number may hereinafter be adjusted pursuant to the provisions of Section 24(p) hereof) for each share of Common Stock of the Company issued between the Record Date (whether originally issued or delivered from the Company's treasury) and the Distribution Date each Right initially representing the right to purchase one Depositary Receipt which is exchangeable for one two-hundredth of a share of Series A Junior Participating Preferred Stock of the Company having the rights, powers and preferences set forth in the form of Certificate of Designation, Preferences and Rights attached hereto as Exhibit A, upon the terms and subject to the conditions hereinafter set forth (the "Rights");

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

     Section 1. Certain Definitions. For purposes of this
Agreement, the following terms have the meanings indicated:

          (a) "Acquiring Person" shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 20% or more of the shares of Common Stock then outstanding, but shall not include the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan.

          (b) "Adverse Person" shall mean any Person declared to be an Adverse Person by The Board of Directors upon determination that the criteria set forth in Section 24(a)(ii)(B) apply to such Person.

          (c) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended and in effect on the date of this Agreement (the "Exchange Act").
          (d) A Person shall be deemed the "Beneficial Owner" of, and shall be deemed to "beneficially own," any securities:

                (i) which such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own,"
(A) securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange, or (B) securities issuable upon exercise of Rights at any time prior to the occurrence of a Triggering Event, or (C) securities issuable upon exercise of Rights from and after the occurrence of a Triggering Event which Rights were acquired by such Person or any of such Person's Affiliates or Associates prior to the Distribution Date or pursuant to Section 3(a) or
Section 35 hereof (the "Original Rights") or pursuant to Section 24(i) hereof in connection with an adjustment made with respect to any Original Rights;

               (ii) which such person or any of such person's Affiliates or Associates, directly or indirectly, has the right to vote or dispose of or has "beneficial ownership" of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing; Provided, however, that a person shall not be deemed the "Beneficial Owner" of, or to "beneficially own," any security under this subparagraph (ii as a result of an agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding: (A) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to,, and in accordance with, the applicable provisions of the General Rules and Regulations under the Exchange Act, and (B) is not also then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report); or

               (iii) which are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person (or any of such Person's Affiliates or Associates) has any agreement, arrangement or understanding (whether or not in writing), for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in the proviso to subparagraph (ii) of this paragraph (d)) or disposing of any voting securities of the Company; provided, however, that nothing in this paragraph shall cause a person engaged in business as an underwriter of securities to be the "Beneficial Owner" of, or to "beneficially own", any securities acquired through such person's participation in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition.

          (e) "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the Commonwealth of Massachusetts or the State of New York are authorized or obligated by law or executive order to close.

          (f) "Close of business" on any given date shall mean
5:00 P.M., Boston time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., Boston time, on the next succeeding Business Day.

          (g) "Common Stock" shall mean the common stock, without par value, of the Company, except that "Common Stock" when used with reference to any Person other than the Company shall mean the capital stock of such Person with the greatest voting power, or the equity securities or other equity interest having power to control or direct the management, of such Person.

          (h) "Depositary Preferred Stock" shall mean the rights represented by the Depositary Receipts issued hereunder and the right to acquire Preferred Stock and all interests in respect thereof represented thereby.

          (i) "Depositary Receipts" shall mean the certificates evidencing the Depositary Preferred Stock, which certificate shall be substantially in the form of Exhibit B hereto.

          (j) "Person" shall mean any individual, firm corporation, partnership or other entity.

         (k) "Preferred Stock" shall mean shares of Series A Junior Participating Preferred Stock, without par value, of the Company, and, to the extent that there are not a sufficient number of shares of Series A Junior Participating Preferred Stock authorized to permit the full exercise of the Rights, any other series of Preferred Stock, without par value, of the Company designated for such purpose containing terms substantially simi-lar to the terms of the Series A Junior Participating Preferred Stock.

          (1) "Section 24(a)(ii) Event" shall mean any event described in Section 24(a)(ii) (A) or (B) hereof.

         (m) "Section 26 Event" shall mean any event described in clauses (x), (y) or (z) of Section 26(a) hereof.

          (n) "Stock Acquisition Date" shall mean the first date of public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to
Section 13(d) under the Exchange Act) by the Company or an Acquiring Person that an Acquiring Person has become such.

          (o) "Subsidiary" shall mean, with reference to any Person, any corporation of which an amount of voting securities sufficient to elect at least a majority of the directors of such corporation is beneficially owned, directly or indirectly, by such Person, or otherwise controlled by such Person.

          (p)  "Triggering Event" shall mean any Section
24(a)(ii) Event or any Section 26 Event.

     Section 2. Appointment of Rights Agent. The Company hereby appoints The Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3 hereof, shall, prior to the Distribution Date, also be the holders of the Common Stock) and as depositary with respect to the Preferred Stock for the Company and the holders of Depositary Receipts, in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such Co-Rights Agents as it may deem necessary or desirable.

     Section 3.  Issue of Rights Certificates.

          (a) Until the earliest of (i) the close of business on the tenth Business Day after the Stock Acquisition Date (or, if the tenth day after the Stock Acquisition Date occurs before the Record Date, (the close of business on the Record Date), or (ii) the close of business on the tenth Business Day (or such later date as may be determined by the Board of Directors) after the date that a tender or exchange offer by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any Person or entity organized, appointed or established by the Company or any Subsidiary of the Company for or pursuant to the terms of any such plan) is first published or sent or given within the meaning of Rule 14d-2(a) of the General Rules and Regulations under the Exchange Act if, upon consummation thereof, such Person would be the Beneficial Owner of 20% or more of the shares of Common Stock then outstanding, (iii) the close of business on the tenth Business Day after the Board of Directors determines, pursuant to the criteria set forth in Section 24(a)(ii B) hereof, that a Person is an Adverse Person (the earliest of (i), (ii) and (iii) being herein referred to as the "Distribution Date", (x) Rights will be evidenced (subject to the provisions of paragraph (b) of this Section 3) by the certificates for the Common Stock registered in the names of the holders of the Common Stock (which certificates for Common Stock shall be deemed also to be certificates for Rights) and not by separate certificates, and (y) the Rights will be transferable only in connection with the transfer of the underlying shares of Common Stock (including a transfer to the Company). As soon as practicable after the Distribution Date, the Rights Agent will send by first-class, insured, postage prepaid mail, to each record holder of the Common Stock as of the close of business on the Distribution Date, at the address of such holder shown on the records of the Company, one or more right certificates, in substantially the form of Exhibit B hereto (the "Rights Certificates"), evidencing one Right for each share of Common Stock so held, subject to adjustment as provided herein. In the event that an adjustment in the number of Rights per share of Common Stock has been made pursuant to Section 24(p) hereof, at the time of distribution of the Rights Certificates, the Company shall make the necessary and appropriate rounding adjustments (in accordance with Section 27(a) hereof) so that Rights Certificates representing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Rights. As of and after the Distribution Date, the Rights will be evidenced solely by such Rights Certificates.

           (b) As promptly as practicable following the Record Date, the Company will send a copy of a Summary of Rights, in substantially the form attached hereto as Exhibit D (the "Summary of Rights"), by first-class, postage prepaid mail, to each record holder of the Common Stock as of the close of business on the Record Date, at the address of such holder shown on the records of the Company. With respect to certificates for the Common Stock outstanding as of the Record Date, until the Distribution Date, the Rights will be evidenced by such certificates for the Common Stock and the registered holders of the Common Stock shall also be the registered holders of the associated Rights. Until the earlier of the Distribution Date or the Expiration Date (as such term is defined in Section 7(a) hereof), the transfer of any certificates representing shares of Common Stock in respect of which Rights have been issued shall also constitute the transfer of the Rights associated with such shares of Common Stock.

          (c) Rights shall be issued in respect of all shares of Common Stock which are issued (whether originally issued or from the Company's treasury) after the Record Date but prior to the earlier of the Distribution Date or the Expiration Date. Certificates representing such shares of Common Stock shall also be deemed to be certificates for Rights, and shall bear the following legend:

     This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement between The Hartford Steam Boiler Inspection and Insurance Company (the "Company") and The First National Bank of Boston (the "Rights Agent") dated as of November 28, 1988 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge, promptly after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person or an Adverse Person or any Affiliate or Associate of either (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void.

With respect to such certificates containing the foregoing legend, until the earlier of (i) the Distribution Date or (ii) the Expiration Date, the Rights associated with the Common Stock represented by such certificates shall be evidenced by such certificates alone and registered holders of Common Stock shall also be the registered holders of the associated Rights, and the transfer of any of such certificates shall also constitute the transfer of the Rights associated with the Common Stock represented by such certificates.

          Section 4. Form of Rights Certificates.

     (a) The Rights Certificates (and the forms of election to purchase and of assignment and related certificates to be printed on the reverse thereof) shall each be substantially in the form set forth in Exhibit C hereto and may have such marks of identification or designation and such legends, summaries or en-dorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Section 24 and Section 35 hereof, the Rights Certificates, whenever distributed, shall be dated as of the Record Date and on their face shall entitle the holders thereof to purchase such number of Depositary Receipts as shall be set forth therein at the price set forth therein (such exercise price per one one-hundredth of a share, the "Purchase Price"), but the amount and type of securities purchasable upon the exercise of each Right and the Purchase Price thereof shall be subject to adjustment as provided herein.

          (b) Any Rights Certificate issued pursuant to Section 3(a) or Section 35 hereof that represents Rights beneficially owned by: (i) an Acquiring Person, Adverse Person or any Associate or Affiliate of an Acquiring Person or an Adverse Person, (ii) a transferee of an Acquiring Person or an Adverse Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person or the Adverse Person becomes such, or (iii) a transferee of an Acquiring Person or an Adverse Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person or the Adverse Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person or the Adverse Person to holders of equity interests in such Acquiring Person or Adverse Person or to any Person with whom such Acquiring Person or Adverse Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the Board of Directors of the Company has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect avoidance of Section 7(e) hereof, and any Rights Certificate issued pursuant to Section 6 or Section 24 hereof upon transfer, exchange, replacement or adjustment of any other Rights Certificate referred to in this sentence, shall contain (to the extent feasible) the following legend:

The Rights represented by this Rights Certificate are or were beneficially owned by a Person who was or became an Acquiring Person or an Adverse Person or an Affiliate or Associate of an Acquiring Person or an Adverse Person (as such terms are defined in the Rights Agreement).
Accordingly, this Rights Certificate and the Rights represented hereby may become null and void in the circumstances specified in Section 7(e) of such Rights
Agreement.

Section 5. Countersignature and Registration.

          (a) The Rights Certificates shall be executed on behalf of the Company by its Chairman of the Board, its President or any Vice President, either manually or by facsimile signature, and shall have affixed thereto the Company's seal or a facsimile thereof which shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Rights Certificates shall be manually countersigned by the Rights Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Rights Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Rights Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Rights Certificates had not ceased to be such officer of the Company; and any Rights Certificates may be signed on behalf of the Company by any person who, at the actual date of the execution of such Rights Certificate, shall be a proper officer of the Company to sign such Rights Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

          (b) Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its principal office or offices designated as the appropriate place for surrender of Rights Certificates upon exercise or transfer, books for registration and transfer of the Rights Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Rights Certificates, the number of Rights evidenced on its face by each of the Rights Certificates and the date of each of the Rights Certificates.

Section 6. Transfer, Split Up, Combination and Exchange of Rights Certificates; Mutilated, Destroyed, Lost or Stolen Rights Certificates. (a) Subject to the provisions of Section 4(b),
Section 7(e) and Section 27 hereof, at any time after the close of business on the Distribution Date, and at or prior to the close of business on the Expiration Date, any Rights Certificate or Certificates may be transferred, split up, combined or exchanged for another Rights Certificate or Certificates, entitling the registered holder to purchase a like number of one one-hundredths of a share of Preferred Stock (or, following a Triggering Event, Common Stock, other securities, cash or other assets, as the case may be) as the Rights Certificate or Certificates surrendered then entitled such holder (or former holder in the case of a transfer) to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Rights Certificate or Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Rights Certificate or Certificates to be transferred, split up, combined or exchanged, with the form of assignment and certificate duly executed, at the office or offices of the Rights Agent designated for such purpose. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Rights Certificate until the registered holder shall have completed and signed the certificate contained in the form of assignment on the reverse side of such Rights Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request. Thereupon the Rights Agent shall, subject to Section 4(b), Section 7(e) and Section 27 hereof, countersign and deliver to the Person entitled thereto a Rights Certificate or Rights Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Rights Certificates.

          (b) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Rights Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Rights Certificate if mutilated, the Company will execute and deliver a new Rights Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered owner in lieu of the Rights Certificate so lost, stolen, destroyed or mutilated.

Section 7. Exercise of Rights; Purchase Price; Expiration Date of
Rights.
          (a) Subject to Section 7(e) hereof, the registered holder of any Rights Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein including, without limitation, the restrictions on exercisability set forth in Section 22(c), Section 24(a)(iii) and Section 36(a) hereof) in whole or in part at any time after the Distribution Date upon surrender of the Rights Certificate, with the form of election to purchase and the certificate on the reverse side thereof duly executed, to the Rights Agent at the office or offices of the Rights Agent designated for such purpose, together with payment of the aggregate Purchase Price with respect to the total number of Depositary Receipts (or other securities, cash or other as-sets, as the case may be) as to which such surrendered Rights are then exercisable, at or prior to the earlier of (i) the close of business on November 28, 1988 (the "Final Expiration Date"), or
(ii) the time at which the Rights are redeemed as provided in
Section 36 hereof (the earlier of (i) and (ii) being herein referred to as the "Expiration Date").

          (b) The Purchase Price for each Depositary Receipt pursuant to the exercise of a Right shall initially be $110.00, and shall be subject to adjustment from time to time as provided in Sections 24 and 26(a) hereof and shall be payable in accordance with paragraph (c) below.

          (c) Upon receipt of a Rights Certificate representing exercisable Rights, with the form of election to purchase and the certificate duly executed, accompanied by payment, with respect to each Right so exercised, of the Purchase Price per Depositary Receipt (or other shares, securities, cash or other assets, as the case may be) to be purchased as set forth below and an amount equal to any applicable transfer tax, the Rights Agent shall, subject to Section 33(k) hereof, thereupon promptly (i) make available certificates for the total number of Depositary Receipts to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or (ii) requisition from the Company the amount of cash, if any, to be paid in lieu of fractional Depositary Receipts in accordance with Section 27 hereof, (iii) after receipt of such Depositary Receipts, cause the same to be delivered to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, and (iv) after receipt thereof, deliver such cash, if any, to or upon the order of the registered holder of such Rights Certificate. The payment of the Purchase Price (as such amount may be reduced pursuant to Section 24(a)(iii) hereof) shall be made in cash or by certified bank check or bank draft payable to the order of the Company. In the event that the Company is obligated to issue other securities (including Common Stock) of the Company, pay cash and/or distribute other property pursuant to Section 24(a) hereof, the Company will make all arrangements necessary so that such other securities, cash and/or other property are available for distribution by the Rights Agent, if and when appropriate.

          (d) In case the registered holder of any Rights Certificate shall exercise less than all the Rights evidenced thereby, a new Rights Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent and delivered to, or upon the order of, the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, subject to the provi-sions of Section 27 hereof.

         (e) Notwithstanding anything in this Agreement to the contrary , from and after the first occurrence of a Section 24(a)(ii) Event, any Rights beneficially owned by (i) an Acquiring Person, an Adverse Person or an Associate or Affiliate of an Acquiring Person or an Adverse Person, (ii) a transferee of an Acquiring Person or an Adverse Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person or the Adverse Person becomes such, or (iii) a transferee of an Acquiring Person or an Adverse Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person or the Adverse Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person or the Adverse Person to holders of equity interests in such Acquiring Person or Adverse Person or to any Person with whom the Acquiring Person or the Adverse Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the Board of Directors of the Company has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of this Section 7(e), shall become null and void without any further action and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The Company shall use all reasonable efforts to insure that the provisions of this Section 7(e) and Section 4(b) hereof are complied with, but shall have no liability to any holder of Rights Certificates or other Person as a result of its failure to make any determinations with respect to an Acquiring Person or an Adverse Person or any of their respective Affiliates, Associates or transferees hereunder.

          (f) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have (i) completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Rights Certificate surrendered for such exercise, and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.

     Section 8. Cancellation and Destruction of Rights Certificates. All Rights Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Rights Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Rights Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Rights Certificates, and in such case shall deliv-er a certificate of destruction thereof to the Company.

     Section 9. Form of Depositary Receipts. The Depositary Receipts (and the forms of election to exercise and of assignment to be printed on the reverse thereof) shall each be substantially in the form set forth in Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation make pursuant thereto or with any rule or regulation of any stock exchange on which the Depositary Receipts may from time to time be listed, or to conform to usage. Subject to the provisions of this Agreement, the Depositary Receipts, whenever issued, shall be dated as of the date of issuance and on their face shall entitle the holders thereof to exchange each Depositary Preferred Share for one two-hundredth of a share of Preferred Stock, subject to adjustment as provided herein.



     Section 10. Countersignature and Registration of Depositary
Receipts.

          (a) The Depositary Receipts shall be executed on behalf of the Company by its Chairman of the Board, its President or any Vice President, either manually or by facsimile signature, and shall have affixed thereto the Company's seal or a facsimile thereof which shall be attested by the Corporate Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Depositary Receipts shall be manually countersigned by the Rights Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Depositary Receipts shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Depositary Receipts, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Depositary Receipts had not ceased to be such officer of the Company; and any Depositary Receipts may be signed on behalf of the Company by any person who, at the actual date of the execution of such Depositary Receipts, shall be a proper officer of the Company to sign such Depositary Receipts, although at the date of the execution of this Rights Agreement any such person was not such an officer.

          (b) Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its office or offices designated as the appropriate place for surrender of Depositary Receipts upon exercise or transfer, books for registration and transfer of the Depositary Receipts issued hereunder. Such books shall show the names and addresses of the respective holders of the Depositary Receipts and the number of shares of Depositary Preferred Stock evidenced on its face by each of the Depositary Receipts. Depositary Receipts shall be in denominations of any whole number of shares of Depositary Preferred Stock.

     Section 11. Deposit of Stock.
          (a) Subject to the terms and conditions of this Agreement, no later than the Distribution Date, the Company shall deposit by delivery to the Rights Agent a certificate or certificates representing all the authorized shares of Preferred Stock, properly endorsed or accompanied, if required by law, by a duly executed instrument of transfer or endorsement, in form satisfactory to the Rights Agent, together with all such certifications as may be required by the Rights Agent in accordance with the provisions of this Agreement.

          (b) The Rights Agent shall hold shares of Preferred
Stock deposited by the Company in trust separate and apart from its other assets, at the Rights Agent's office designated for such purpose.




   Section 12. Transfer, Split Up, Combination and Exchange of Depositary Receipts; Mutilated, Lost or Stolen Depositary Receipt..
          (a) Subject to the provisions of this Agreement at any time after the close of business on the Distribution Date, any Depositary Receipt or Receipts may be transferred, split up, combined or exchanged for another Depositary Receipt or Receipts entitling the registered holder to exchange such Depositary Receipt or Receipts for a like number of shares of Depositary Preferred Stock as the Depositary Receipt or Receipts surrendered then entitled such holder (or former holder in the case of a transfer) to receive upon surrender for exchange. Any registered holder desiring to transfer, split up, combine or exchange any Depositary Receipt or Receipts shall make such request in writing delivered to the Rights Agent, and shall surrender the Depositary Receipt or Receipts to be transferred, split up, combined or exchanged at the office or offices of the Rights Agent designated for such purpose.

          (b) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Depositary receipt, and, in the case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and reimbursement to the Company and the Rights Agent of all reasonable expenses incidental there-to, and upon surrender to the Rights Agent and cancellation of the Depositary Receipt if mutilated, the Company will execute and deliver a new Depositary Receipt of like tenor to the Rights Agent for countersignature and delivery to the registered owner in lieu of the Depositary Receipt so lost, stolen, destroyed or mutilated.

     Section 13.  Exchange of Depositary Receipts for Preferred
Stock.

          (a) Subject to Section 27(b) hereof, at any time after the Distribution Date, the registered holder of any Depositary Receipt may exchange the Depositary Receipts evidenced thereby in whole or in part for one two-hundredth of a share of Preferred Stock and all money and other property represented thereby, if any, by surrendering Depositary Receipts representing such shares of Depositary Preferred Stock for such purpose, in an integral multiple of one such share, at the Rights Agent's office designated for such purpose. Thereafter, without unreasonable delay, the Rights Agent shall deliver to such holder, or to the person or persons designated by such holder as hereinafter provided, the number of whole shares, if any, of Preferred Stock and all money and other property represented by the Depositary Preferred Shares so surrendered for withdrawal.

          (b) In case the registered holder of any certificate evidencing Depositary Receipts shall exercise less than all the Depositary Receipts evidenced thereby, a new certificate evidencing Depositary Receipts equivalent to the Depositary Receipts remaining unexercised shall be issued by the Rights Agent and delivered to, or upon the order of, the registered holder of such Depositary Receipt, registered in the name or names as may be designated by such holder, subject to the provisions of Section 27 hereof.
          (c) If the Preferred Stock and the money and other property being withdrawn is to be delivered to a person or persons other than the holder of the Depositary Receipts being surrendered for withdrawal, such holder shall execute and deliver to the Rights Agent a written order so directing the Rights Agent and the Rights Agent may require that the Depositary Receipt surrendered for withdrawal by such holder by properly endorsed in blank or accompanied by a properly executed instrument of transfer in blank.

          (d) Delivery of the Preferred Stock and the money and other property represented by Depositary Receipts surrendered for exchange shall be made by the Rights Agent at its office designated for such purpose, except that, at the written request, risk and expense of the holder surrendering such shares, and for the account of the holder thereof, such delivery may be made at such other place as may be designated by such holder.

     Section 14. Limitations on Execution and Delivery, Transfer, Surrender and Exchange of Depositary Receipts.
          (a) As a condition precedent to the execution and delivery, transfer, split-up, combination, surrender or exchange of any Depositary Receipt, the Rights Agent, or any agent of the Rights Agent, may require payment to it of a sum sufficient for reimbursement of any tax or other governmental charge with respect thereto (including any such tax or charge with respect to Preferred Stock being withdrawn), may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with such regulations, if any, as the Rights Agent may establish consistent with the provisions of this Agreement.

          (b) The transfer of Depositary Receipts may be refused, or the transfer, surrender or exchange of outstanding Depositary Receipts may be suspended during any period when the register of stockholders of the Company is closed, or if any such action is deemed necessary or advisable by the Rights Agent or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission or stock exchange, or under any provision of this Agreement.

     Section 15. Cancellation and Destruction of Surrendered Depositary Receipts. All Depositary Receipts surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it and no Depositary Receipts shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Depositary Receipts purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Depositary Receipts to the Company.

     Section 16. Distributions.
          (a) Whenever the Rights Agent shall receive any case dividend or other cash distribution on the Preferred Stock, the Rights Agent shall distribute such amount to record holders of Depositary Receipts on the record date fixed pursuant to Section 17 hereof in proportion to the number of Depository Receipts held by them; provided, however, that in case the Company or the Rights Agent shall be required to withhold and does withhold from any cash dividend or other cash distribution in respect of the Preferred Stock an amount on account of taxes, the amount made available for distribution or distributed on the Depositary Re-ceipts issued in respect of such Preferred Stock shall be reduced accordingly. The Rights Agent shall distribute or make available for distribution, as the case may be, only such amount, however, as can be distributed without attributing to any record holder of a Depositary Receipt a fraction of one cent and any balance not so distributable shall be held by the Rights Agent (without liability for interest thereon) and shall be added to and be treated as part of the next sum received by the Rights Agent for distribution to record holders of Depositary Receipts then outstanding.

          (b) Whenever the Rights Agent shall receive any distribution other than cash upon the Preferred Stock, the Rights Agent shall cause such securities or property received by it to be distributed to the record holders of Depositary Receipts on the record date fixed pursuant to Section 17 hereof in proportion to the number of Depositary Receipts held by them, in any manner that the Rights Agent may deem equitable and practicable for accomplishing such distribution. If in the opinion of the Rights Agent such distribution cannot be made proportionately among the record holders of Depositary Receipts entitled thereto, or if for any other reason (including any requirement that the Company or the Rights Agent withhold an amount on account of taxes) the Rights Agent deems such distribution not to be feasible, the Rights Agent may adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including the public or private sale of the securities or property thus received, or any part thereof, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sale shall be distributed or made available for distribution, as the case may be, by the Rights Agent to the holders of Depositary Receipts entitled thereto as in the case of a distribution received in cash.

          (c) Whenever the Company shall offer or cause to be offered to the holders of the Preferred Stock any rights, preferences or privileges to subscribe for or to purchase any securities or any rights, preferences or privileges of any other nature, such rights, preferences or privileges shall be made available by the Rights Agent to the holders of Depositary Receipts in such manner as the Rights Agent may determine, either by the issue to the record holders of Depositary Receipts on the record date fixed pursuant to Section 17 hereof of warrants representing such rights, preferences or privileges or by such other methods as may be approved by the Rights Agent in its discretion; provided, however, that if at the time of issue or offer of any such rights, preferences or privileges, the Rights Agent determines that it is not lawful or feasible to make such rights, preferences or privileges available to holders of Depositary Receipts by the issue of warrants or otherwise, or if and to the extent so instructed by holders of Depositary Receipts who do not desire to exercise such rights, preferences or privileges, the Rights Agent, in its discretion, may, if applicable law permits transfer, sell such rights, preferences or privileges at public or private sale, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sale shall be distributed by the Rights Agent to the record holders of Depositary Receipts entitled thereto as in the case of a distribution received in cash.

          (d) If registration under the Securities Act of the securities to which any rights, preferences or privileges relate is required in order for holders of Depositary Receipts to be offered or sold the securities to which such rights, preferences or privileges relate, the Company agrees with the Rights Agent that it will file promptly a registration statement pursuant to the Securities Act with respect to such rights, preferences or privileges and securities and use its best efforts and take all steps available to it to cause such registration statement to become effective within a reasonable period of time before such rights, preferences or privileges shall expire. In no event shall the Rights Agent make available to the holders of Depositary Receipts any right, preference or privilege to subscribe for or to purchase any securities unless and until such a registration statement is in effect, or unless the offering and sale of such securities to the holders of such Depositary Receipts are exempt from registration under the provisions of the Securities Act.

          (e) If any other action under the laws of any jurisdiction or any governmental or administrative authorization, consent or permit is required in order for such rights, preferences or privileges to be made available to holders of Depositary Receipts, the Company agrees with the Rights Agent that the Company will use its best efforts to take such action to obtain such authorization, consent or permit sufficiently in advance of the expiration of the rights, preferences or privileges to enable holders of Depositary Receipts to exercise such rights, preferences or privileges.

     Section 17. Notice of Dividends, Fixing of Record Date for Receipt-Holders. Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights, preferences or privileges shall be offered, with respect to the Preferred Stock, or whenever the Rights Agent shall receive notice of any meeting at which holders of Preferred Stock are entitled to vote or of which holders of Preferred Stock are entitled to notice, the Rights Agent shall fix a record date (which shall be the record date fixed by the Company with respect to the Preferred Stock) for the determination of the holders of Depositary Receipts who shall be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof, to give instructions for the exercise of voting rights at any such meeting or who shall be entitled to notice of such meeting, and, not less than 10 days prior to such record date, the Rights Agent shall mail notice of such record date to the holders of record of Depositary Receipts as of the date notice of such record date is received by the Rights Agent from the Company; provided, however, that the Company shall have given the Rights Agent not less than 15 days' prior written notice of such record date.

     Section 18. Voting Rights. Upon receipt of notice of any meeting at which the holders of Preferred Stock are entitled to vote, the Rights Agent shall include in the notice required to be mailed to the record holders of Depositary Receipts pursuant to
Section 17: (a) such information as is contained in the notice of meeting received from the Company; (b) a statement that the holders of Depositary Receipts at the close of business on the record date specified therein will be entitled, subject to any applicable provisions of law and of the Charter of the Company, to instruct the Rights Agent as to the exercise of the voting rights pertaining to the amount of Preferred Stock represented by their respective shares of Depositary Preferred Stock; and (c) a brief statement as to the manner in which such instructions may be given. Upon the written request of a holder of a Depositary Receipt on such record date, the Rights Agent shall endeavor insofar as practicable to vote or cause to be voted the amount of Preferred Stock represented by such Depositary Receipt in accordance with the instructions set forth in such request. The Company hereby agrees to take all action which may be deemed necessary by the Rights Agent in order to enable the Rights Agent to vote such Preferred Stock or cause such Preferred Stock to be voted. In the absence of specific instructions from the holder of a Depositary Receipt, the Rights Agent will abstain from voting to the extent of the Preferred Stock underlying such Depositary Receipt.

Section 19. Changes Affecting Deposited Securities and
Reclassifications,
Recapitalizations, etc. Upon any change in par or stated value, split-up, consolidation or any other reclassification of the Preferred Stock, or upon any recapitalization, reorganization, merger, consolidation or sale of assets affecting the Company or to which it is a party, the Rights Agent shall, with the approval of the Company and in such manner as the Rights Agent may deem equitable, treat any securities into which the Preferred Stock shall be changed or which shall be received in respect of the Preferred Stock shall be changed or which shall be received by the Rights Agent in exchange for or in respect of the Preferred Stock as new deposited securities under this Agreement, and Depositary Receipts then outstanding shall thereafter be exchangeable for the new securities into which the Preferred Stock shall be changed or which are so received in exchange or conversion. In any such case the Rights Agent may in its discretion, with the approval of the Company, execute and deliver additional Depositary Receipts, or may call for the surrender of all outstanding Depositary Receipts to be exchanged for new receipts specifically describing such new deposited securities, or, if appropriate, and-at the direction of the Company, shall call for the surrender of all outstanding Depositary Receipts in exchange for the new deposited securities.

     Section 20. Reports. The Rights Agent shall make available for inspection by holders of Depositary Receipts at its office designated for such purpose, and at such other places as it may from time to time deem advisable, any reports and communications received from the Company which are both (a) received by the Rights Agent as the depositary for the Preferred Stock and (b) made generally available to the holders of such Preferred Stock by the Company.

     Section 21. Lists of Depositary Receipt Holders. Promptly upon request by the Company, the Rights Agent shall furnish to it a list, as of the most recent date practicable, of the names, addresses and holding as of shares of Depositary Preferred Stock by all persons in whose names Depositary Receipts are registered on the depositary books of the Rights Agent.

     Section 22. Reservation and Availability of Capital Stock.
          (a) The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued shares of Preferred Stock (and, following the occurrence of a Triggering Event, out of its authorized and unissued shares of Common Stock and/or other securities or out of its authorized and issued shares held in its treasury), the number of shares of Preferred Stock (and, following the occurrence of a Triggering Event, Common Stock and/or other securities) that provided in this Agreement including Section 24(a)(iii) hereof, will be sufficient to permit the exercise in full of all outstanding Rights.

          (b) So long as the shares of Preferred Stock (and, following the occurrence of a Triggering Event, Common Stock and/or other securities) issuable and deliverable upon the exercise of the Rights may be listed on any national securities exchange, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares reserved for such issuance to be listed on such exchange upon official notice of issuance upon such exercise.

          (c) The Company shall use its best efforts to (i) file, as soon as practicable following the earliest date after the first occurrence of a Section 24(a)(ii) Event on which the consideration to be delivered by the Company upon exercise of the Rights has been determined in accordance with Section 24(a)(iii) hereof, a registration statement under the Securities Act of 1933 (the "Act"), with respect to the securities purchasable upon exercise of the Rights on an appropriate form, (ii) cause such registration statement to become effective as soon as practicable after such filing and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities or
(B) the date of the expiration of the Rights. The Company will also take such action as may be appropriate under, or to ensure compliance with, the securities or "blue sky" laws of the various states in connection with the exercisability of the Rights. The Company may temporarily suspend, for a period of time not to exceed ninety (90) days after the date set forth in clause (i) of the first sentence of this Section 22(c), the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. In addition, if the Company shall determine that a registration statement is required fol-lowing the Distribution Date, the Company may temporarily suspend the exercisability of the Rights until such time as a registration statement has been declared effective. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction if the requisite qualification in such jurisdiction shall not have been obtained, the exercise thereof shall not be permitted under applicable law or a registration statement shall not have been declared effective.

          (d) The Company covenants and agrees that it will take all such action as ma be necessary to ensure that all Depositary Receipts (and, following the occurrence of a Triggering Event, Common Stock and/or other securities) delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable.

          (e) The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Rights Certificates and of any certificates for a number of Depositary Receipts (or Common Stock and/or other securities, as the case may be) upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Rights Certificates to a Person other than, or the issuance or delivery of a number of Depositary Receipts (or Common Stock and/or other securities, as the case may be) in respect of a name other than that of, the registered holder of the Rights Certificates evidencing Rights surrendered for exercise or to issue or deliver any certificates for a number of Depositary Receipts (or Common Stock and/or other securities, as the case may be) in a name other than that of the registered holder upon the exercise of any Rights until such tax shall have been paid (any such tax being payable by the holder of such Rights Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due.

     Section 23. Preferred Stock Record Date. Each person in whose name any certificate for a number-of Depositary Receipts (or Common Stock and/or other securities, as the case may be) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of such fractional shares of Preferred Stock (or Common Stock and/or other securities, as the case may be) represented thereby on, and such certificate shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and all applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the Preferred Stock (or Common Stock and/or other securities, as the case may be) transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares (fractional or otherwise) on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Stock (or Common Stock and/or other securities, as the case may be) transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Rights Certificate shall not be entitled to any rights of a stockholder of the Company with respect to shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

     Section 24. Adjustment of Purchase Price Number and Kind of Shares or Number of Rights. The Purchase Price, the number and kind of Depositary Receipts covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 24.

          (a)(i) In the event the Company shall at any time after the date of this Agreement (A) declare a dividend on the Preferred Stock payable in shares of Preferred Stock, (B) subdi-vide the outstanding Preferred Stock, (C) combine the outstanding Preferred Stock into a smaller number of shares, or (D) issue any shares of its capital stock in a reclassification of the Preferred Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 24(a) and Section 7(e) hereof, the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of Preferred Stock or capital stock, as the case may be, issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive, upon payment of the Purchase Price then in effect, the aggregate number and kind of Depositary Receipts or capital stock, as the case may be, which, if such Right had been exercised immediately prior to such date and at a time when the Depositary Receipt transfer books of the Company were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. If an event occurs which would require an ad-justment under both this Section 24(a)(i) and Section 24(a)(ii) hereof, the adjustment provided for in this Section 24(a)(1) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 24(a)(ii) hereof.

(ii) In the event: (A) any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan), alone or together with its Affiliates and Associates, shall, at any time after the Rights Dividend Declaration Date, become the Beneficial Owner of 20% or more of the shares of Common Stock then outstanding, unless the event causing the 20% threshold to be crossed is a transaction set forth in Section 26(a) hereof, or is an acquisition of shares of Common Stock pursuant to a tender offer or an exchange offer for all outstanding shares of Common Stock at a price and on terms determined by at least a majority of the members of the Board of Directors who are not officers of the Company and who are not representatives, nominees, Affiliates or Associates of an Acquiring Person, after receiving advice from one or more investment banking firms, to be (a) at a price which is fair to shareholders (taking into account all factors which such members of the Board deem relevant including, without limitation prices which could reasonably be achieved if the Company or its assets were sold on an orderly basis designed to realize maximum value) and (b) otherwise in the best interests of the Company and its shareholders, or (B) the Board of Directors shall declare any Person to be an Adverse Person, upon a determination that such Person, alone or together with its Affiliates and Associates, has, at any time after the Rights Dividend Declaration Date, become the Beneficial Owner of an amount of Common Stock which the Board of Directors determines to be substantial (which amount shall in no event be less than 10% of the shares of Common Stock then outstanding) and a determination by the Board of Directors of the Company, after reasonable inquiry and investigation, including consultation with such persons as such directors shall deem appropriate, that (a) such Beneficial Ownership by such Person is intended to cause the Company to repurchase the Common Stock beneficially owned by such Person or to cause pressure on the Company to take action or enter into a transaction or series of transactions intended to provide such Person with short-term financial gain under circumstances where the Board of Directors determines that the best long-term interests of the Company and its shareholders would not be served by taking such action or entering into such transaction or series of transactions at that time or (b) such Beneficial Ownership is causing or reasonably likely to cause a material adverse impact (including, but not limited to, by jeopardizing the Company's licenses or authorizations from, or relationships with, state insurance regulators, or by impairing relationships with customers or the Company's ability to maintain its competitive position) on the business or prospects of the Company to the detriment of the Company's shareholders, then promptly following the occurrence of a Section 24(a)(ii) Event, proper, provision shall be made so that each holder of a Right (except as provided below and in Section 7(e) hereof) shall thereafter have the right to receive, upon exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, in lieu of a number of Depositary Receipts, such number of shares of Common Stock of the Company as shall equal the result obtained by (x) multiplying the then current Purchase Price by the then number of one two hundredths of a share of Preferred Stock for which a Depositary Receipt was exercisable immediately prior to the first occurrence of a Section 24(a)(ii) Event, and (y) dividing that product (which, following such first occurrence, shall thereafter be referred to as the "Purchase Price" for each Right and for all purposes of this Agreement) by 50% of the current market price (determined pursuant to Section 24(d) hereof) per share of Common Stock on the date of such first occurrence (such number of shares, the "Adjustment Shares").

          (iii) In the event that the number of shares of Common Stock which are authorized by the Company's Charter but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights are not sufficient to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii) of this Section 24(a), the Company shall: (A) determine the excess of (1) the value of the Adjustment Shares issuable upon the exercise of a Right (the "Current Value") over
(2) the Purchase Price (such excess, the "Spread"), and (B) with respect to each Right, make adequate provision to substitute for the Adjustment Shares, u on payment of the applicable Purchase Price, (1) cash, (2) a reduction in the Purchase Price, (3) Common Stock or other equity securities of the Company (including, without limitation, shares, or units of shares, of preferred stock which the Board of Directors of the Company has deemed to have the same value as shares of Common Stock (such shares of referred stock,, "common stock equivalents"), (4) debt securities of the Company, (5) other assets or (6) any combina-tion of the foregoing, having an aggregate value equal to the Current Value, where such aggregate value has been determined by the Board of Directors of the Company based upon the advice of a nationally recognized investment banking firm selected by the Board of Directors of the Company; provided, however, if the Company shall not have made adequate provision to deliver value pursuant to clause (B) above within thirty (30) days following the later of (x) the first occurrence of a Section 24(a)(ii) Event and (y) the date on which the Company' s right of redemption pursuant to Section 36(a) expires (the later of (x) and (y) being referred to herein as the "Section 24(a)(ii) Trigger Date"), then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, shares of Common Stock (to the extent available) and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the Spread. If the Board of Directors of the Company shall determine in good faith that it is likely that sufficient additional shares of Common Stock could be authorized for issuance upon exercise in full of the Rights, the thirty (30) day period set forth above may be extended to the extent necessary, but not more than ninety
(90) days after the Section 24(a)(ii) Trigger Date, in order that the Company may seek shareholder approval for the authorization of such additional shares (such period, as it may be extended, the "Substitution Period"). To the extent that the Company determines that some action need be taken pursuant to the first and/or second sentences of this Section 24(a)(iii), the Company
(x) shall provide, subject to Section 7(e) hereof, that such action shall apply uniformly to all outstanding Rights, and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. For purposes of this Section 24(a)(iii), the value of the Common Stock shall be the current market price (as determined pursuant to Section 24(d) hereof) per share of the Common Stock on the Section 24(a)(ii) Trigger Date and the value of any "common stock equivalent" shall be deemed to have the same value as the Common Stock on such date.

     (b) In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Preferred Stock entitling them to subscribe for or purchase (for a period expiring within forty-five (45 calendar days after such record date)
Preferred Stock (or shares having the same rights, privileges and preferences as the shares of Preferred Stock (equivalent preferred stock") or securities convertible into Preferred Stock or equivalent preferred stock at a price per share of Preferred Stock or per share of equivalent preferred stock (or having a conversion price per share, if a security convertible into Preferred Stock or equivalent preferred stock) less than the current market price (as determined pursuant to Section 24(d) hereof) per share of Preferred Stock on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Preferred Stock outstanding on such record date, plus the number of shares of Preferred Stock which the aggregate offering price of the total number of shares of Preferred Stock and/or equivalent preferred stock so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price, and the denominator of which shall be the number of shares of Preferred Stock outstanding on such record date, plus the number of additional shares of Preferred Stock and/or equivalent preferred stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price may be paid by delivery of consideration part or all of which may be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights. Shares of Preferred Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed, and in the event that such rights or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

          (c) In case the Company shall fix a record date for a distribution to all holders of Preferred Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness, cash (other than a regular quarterly cash dividend out of the earnings or retained earning of the Company), assets (other than a dividend payable in Preferred Stock, but including and dividend payable in stock other than Preferred Stock or subscription rights or warrants (excluding those referred to in Section 24(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the current market price (as determined pursuant to Section 24(d) hereof) per share of Preferred Stock on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be de-scribed in a statement filed with the Rights Agent) of the portion of the cash, assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to a share of Preferred Stock and the denominator of which shall be such current market price (as determined pursuant to Section 24(d) hereof) per share of Preferred Stock. Such adjustments shall be made successively whenever such a record date is fixed, and in the event that such distribution is not so made, the Purchase Price shall be adjusted to be the Purchase Price which would have been in effect if such record date had not been fixed.

          (d)(i) For the purpose of any computation hereunder, other than computations made pursuant to Section 24(a)(iii) hereof, the "current market price" per share of Common Stock on any date shall be deemed to be the average of the daily closing prices per share of such Common Stock for the thirty (30) consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date, and for purposes of computations made pursuant to Section 24(a )(iii ) hereof, the "current market price" per share of Common Stock on any date shall be deemed to be the average of the daily closing prices per share of such Common Stock for the ten (10) consecutive Trading Days immediately following such date; provided, however, that in the event that the current market price per share of the Common Stock is determined during a period following the announcement by the issuer of such Common Stock of (A) a dividend or distribution on such Common Stock payable in shares of such Common Stock or securities convertible into shares of such Common Stock (other than the Rights), or (B) any subdivision, combination or reclassification of such Common Stock, and prior to the expiration of the requisite thirty (30) Trading Day or ten (10) Trading Day period, as set forth above, after the ex-dividend date for such dividend or distribution, or the record date for such subdivision combination or reclassification, then, and in each such case, the "current market price" shall be properly adjusted to take into account ex-dividend trading. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the shares of Common Stock are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ*") or such other system then in use, or, if on any such date the shares of Common Stock are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board of Directors of the Company. If on any such date no market maker is making a market in the Common Stock, the fair value of such shares on such date as determined in good faith by the Board of Directors of the Company shall be used. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading is open for the transaction of business or, if the shares of Common Stock are not listed or admitted to trading on any national securities Exchange, a Business Day. If the Common Stock is not publicly held or not so listed or traded, "current market price" per share shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

          (ii) For the purpose of any computation hereunder, the "current market price" per share of Preferred Stock shall be determined in the same manner as set forth above for the Common Stock in clause (i) of this Section 24(d) (other than the last sentence thereof). If the current market price per share of Preferred Stock cannot be determined in the manner provided above or if the Preferred Stock is not publicly held or listed or traded in a manner described in clause (i) of this Section 24(d), the "current market price" per share of Preferred Stock shall be conclusively deemed to be an amount equal to 200 (as such number may be appropriately adjusted for such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock occurring after the date of this Agreement) multiplied by the current market price per share of the Common Stock. If neither the Common Stock nor the Preferred Stock is publicly held or so listed or traded, "current market price" per share of the Preferred Stock shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes. For all purposes of this Agreement, the "current market price" of one two-hundredth of a share of Preferred Stock shall be equal to the "current market price" of one share of Preferred Stock divided by 200.

          (e) Anything herein to the contrary notwithstanding, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least one percent 1%) in the Purchase Price; provided, however, that any adjustments which by reason of this Section 24(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this
Section 24 shall be made to the nearest cent or to the nearest ten-thousandth of a share of Common Stock or other share or one-millionth of a share of Preferred Stock, as the case may be. Notwithstanding the first sentence of this Section 24(e), any adjustment required by this Section 24 shall be made no later than the earlier of (i) three (3) years from the date of the transaction which mandates such adjustment or (ii) the Expiration Date.

          (f) If as a result of an adjustment made pursuant to
Section 24(a)(ii) or Section 26(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock other than Preferred Stock, thereafter the number of such other shares so receivable upon exercise of any Right and the Purchase Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Stock contained in Sections 24(a), (b), (c), (e), (g),
(h), (i), (j), (k) and (m), and the provisions of Sections 7. 22, 239 26 and 27 hereof with respect to the Preferred Stock shall apply on like terms to any such other shares.

          (g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase
Price, the number of Depositary Receipts purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

         (h) Unless the Company shall have exercised its election as provided in Section 24(i), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 24(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of Depositary Receipts (calculated to the nearest one-millionth) ob-tained by (i) multiplying (x) the number of Depositary Receipts covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately after such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

           (i) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in lieu of any adjustment in the number of Depositary Receipts purchasable upon the exercise of a Right. Each of the Rights outstanding after the adjustment in the number of Rights shall be exercisable for the number of Depositary Receipts for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one-ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, shall be at least ten (10) days later than the date of the public announcement. If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this
Section 24(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date Rights Certificates evidencing, subject to Section 27 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Rights Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement.

          (j) Irrespective of any adjustment or change in the Purchase Price or the number of Depositary Receipts issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Purchase Price per Depositary Receipt and the number of Depositary Receipts which were expressed in the initial Rights Certificates issued hereunder.

          (k) Before taking any action that would cause an adjustment reducing the Purchase Price below the then stated value, if any, of the Depositary Preferred Stock issuable upon exercise of the Depositary Receipts, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Preferred Stock at such adjusted Purchase Price.

          (l) In any case in which this Section 24 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date the number of Depositary Receipts and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the number of Depositary Receipts and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares (fractional or otherwise) or securities upon the occurrence of the event requiring such adjustment.

          (m) Anything in this Section 24 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 24, as and to the extent that in their good faith judgment the Board of Directors of the Company shall determine to be advisable in order that any
(i) consolidation or subdivision of the Preferred Stock, (ii) issuance wholly for cash of any shares of Preferred Stock at less than the current market price, (iii) issuance wholly for cash of shares of Preferred Stock or securities which by their terms are convertible into or exchangeable for shares of Preferred Stock,
(iv) stock dividends or (v) issuance of rights, options or warrants referred to in this Section 24 hereafter made by the Company to holders of its Preferred Stock shall not be taxable to such shareholders.

          (n) The Company covenants and agrees that it shall not, at any time after the Distribution Date, (i) consolidate with any other Person (other than a Subsidiary of the Company in a transaction which complies into any with Section 24(o)-hereof),
(ii) merge with or other Person (other than a Subsidiary of the Company in a transaction which complies with Section 24(o) hereof), or (iii) sell or transfer (or permit any Subsidiary to sell or transfer), in one transaction, or a series of related transactions, assets, cash flow or earning power aggregating more than 50% of the assets, cash flow or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with Section 24(o) hereof), if (x) at the time of or immediately after such consolidation, merger or sale there are any rights, warrants or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights or (y) prior to, simultaneously with or immediately after such consolidation, merger or sale, the shareholders of the Person who constitutes, or would constitute, the "Principal Party" for purposes of
Section 26(a) hereof shall have received a distribution of Rights previously owned by such Person or any of its Affiliates and Associates.

          (o) The Company covenants and agrees that, after the Distribution Date, it will not, except as permitted by Section 36 or Section 39 hereof, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

          (p) Anything in this Agreement to the contrary notwithstanding in the event that the Company shall at any time after the Rights Dividend Declaration Date and prior to the Distribution Date (i) declare a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock or (iii) combine the outstanding shares of Common Stock into a smaller number of shares, the number of Rights associated with each share of Common Stock then outstanding, or issued or delivered thereafter but prior to the Distribution Date, shall be proportionately adjusted so that the number of Rights thereafter associated with each share of Common Stock following any such event shall equal the result obtained by multiplying the number of Rights associated with each share of Common Stock immediately prior to such event by a fraction the numerator which shall be the total number of shares of Common Stock outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of shares of Common Stock outstanding immediately following the occurrence of such event.

          (q) The failure by the Board of Directors to declare a Person to be an Adverse Person following such Person becoming the Beneficial Owner of 10% or more of the outstanding Common Stock shall not imply that such Person is not an Adverse Person or limit the Board of Directors' right at any time in the future to declare such Person to be an Adverse Person. In considering whether to declare a Person to be an Adverse Person,, the Board of Directors may consider the actions or findings of one or more state insurance regulators with respect to any required approvals by such regulators of such Person's actions with respect to the Company. Notwithstanding the foregoing, the approval by any one or more state insurance regulators of any action of any Person shall not be deemed to prohibit or restrict the ability of the Board of Directors to declare that such Person is an Adverse Person upon determination that the criteria set forth in Section 24(a)(ii)(B) apply to such Person.

     Section 25. Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made as provided in Section 24 and Section 26 hereof, the Company shall (a) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment, (b) promptly file with the Rights Agent, and with each transfer agent for the Preferred Stock and the Common Stock, a copy of such certificate and (c) mail a brief summary thereof to each holder of a Rights Certificate (or, if prior to the Distribution Date, to each holder of a certificate representing shares of Common Stock) in accordance with Section 38 hereof. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained and shall not be deemed to have knowledge of any such adjustment unless and until it shall have received such certificate.

     Section 26. Consolidation, Merger, or Sale or Transfer of Assets, Cash Flow or Earning Power.
          (a) In the event that, following the Stock Acquisition Date, directly or indirectly, (x) the Company shall consolidate with, or merge with and into, any other Person (other than a Subsidiary of the Company in a transaction which complies with
Section 24(o) hereof), and the Company shall not be the continuing or surviving corporation of such consolidation or merger, (y) any Person (other than a Subsidiary of the Company in a transaction which complies with Section 24(o) hereof) shall consolidate with, or merge with or into, the Company, and the Company shall be the continuing or surviving corporation of such consolidation or merger and, in connection with such consolidation or merger, all or part of the outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property or (z) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one transaction or a series of related transactions, assets, cash flow or earning power aggregating more than 50% of the assets, cash flow or earning power of the Company and its Subsidiaries (taken as a whole) to any Person or Persons (other than the Company or any Subsidiary of the Company in one or more transactions each of which complies with Section 24(o) hereof), then, and in each such case (except as may be contemplated by Section 26(d) hereof), proper provision shall be made so that:
(i) each holder of a Right, except as provided in Section 7(e) hereof, shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, such number of validly authorized and issued, fully paid, non-assessable and freely tradable shares of Common Stock of the Principal Party (as such term is hereinafter defined), not subject to any liens, encumbrances, rights of first refusal or other adverse claims, as shall be equal to the result obtained by (1) multiplying the then current Purchase Price by the number of Depositary Receipts for which a Right is exercisable immediately prior to the first occurrence of a Section 26 Event (or, if a Section 24(a)(ii) Event has occurred prior to the first occurrence of a Section 26 Event, multiplying the number of such Depositary Receipts for which a Right was exercisable immediately prior to the first occurrence of a Section 24(a)(ii) Event by the Purchase Price in effect immediately prior to such first occurrence), and dividing that product (which, following the first occurrence of a Section 26 Event, shall be referred to as the "Purchase Price" for each Right and for all purposes of this Agreement) by (2) 50% of the current market price (determined pursuant to Section 24(d)(i) hereof) per share of the Common Stock of such Principal Party on the date of consummation of such Section 26 Event; (ii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such Section 26 Event, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term "Company" shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of
Section 24 hereof shall apply only to such Principal Party following the first occurrence of a Section 26 Event; (iv) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of its Common Stock) in connection with the consummation of any such transaction as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its shares of Common Stock thereafter deliverable upon the exercise of the Rights; and (v) the provisions of Section 24(a)(ii) hereof shall be of no effect following the first occurrence of any Section 26 Event.

          (b) "Principal Party" shall mean

     (i) in the case of any transaction described in clause (x) or (y) of the first sentence of Section 26(a), the Person that is the issuer of any securities into which shares of Common Stock of the Company are converted in such merger or consolidation, and if no securities are so issued, the Person that is the other party to such merger or consolidation; and

     (ii) in the case of any transaction described in clause (z) of the first sentence of Section 26(a), the Person that is the party receiving the greatest portion of the assets, cash flow or earning power transferred pursuant to such transaction or transactions;

provided, however, that in any such case, (1) if the Common Stock of such Person is not at such time and has not been continuously over the preceding twelve (12) month period registered under
Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person the Common Stock of which is and has been so registered "Principal Party" shall refer to such other Person; and (2) in case such Person is a Subsidiary, directly or indirectly, of more than one Person, the Common Stocks of two or more of which are and have been so registered, "Principal Party" shall refer to whichever of such Persons is the issuer of the Common Stock having the greatest aggregate market value.

     (c) The Company shall not consummate any such consolidation, merger, sale or transfer unless the Principal Party shall have a sufficient number of authorized shares of its Common Stock which have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 26 and unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in paragraphs(a) and (b) of this Section 26 and further providing that, as soon as practicable after the date of any consolidation, merger or sale of assets mentioned in paragraph (a) of this
Section 26, the Principal Party will

     (i) prepare and file a registration statement under the Act with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form and will use its best efforts to cause such registration statement to (A) become effective as soon as practicable after such filing and (B) remain effective (with a prospectus at all times meeting the requirements of the Act) until the Expiration Date; and

     (ii) will deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates which comply in all respects with the requirements for registration on Form 10 under the Exchange Act.

The provisions of this Section 26 shall similarly apply to successive mergers or consolidations or sales or other transfers. In the event that a Section 26 Event shall occur at any time after the occurrence of a Section 24(a)(ii) Event, the Rights which have not theretofore been exercised shall thereafter become exercisable in the manner described in Section 26(a).

          (d) Notwithstanding anything in this Agreement to the contrary, Section 26 shall not be applicable to a transaction described in subparagraphs (x) and (y) of Section 26(a) if (i) such transaction is consummated with a Person or Persons who acquired shares of Common Stock pursuant to a tender offer or exchange offer for all outstanding shares of Common Stock which complies with the provisions of Section 24(a)(ii)(A) hereof (or a wholly owned subsidiary of any such Person or Persons), (ii) the price per share of Common Stock offered in such transaction is not less than the price per share of Common Stock paid to all holders of shares of Common Stock whose shares were purchased pursuant to such tender offer or exchange offer and (iii) the form of consideration being offered to the remaining holders of shares of Common Stock pursuant to such transaction is the same as the form of consideration paid pursuant to such tender offer or exchange offer. Upon consummation of any such transaction contemplated by this Section 26(d), all Rights hereunder shall expire.

     Section 27. Fractional Rights and Fractional Shares.

          (a) The Company shall not be required to issue fractions of Rights, except prior to the Distribution Date as provided in Section 24(p) hereof, or to distribute Rights Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Rights Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For purposes of this Section 27(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price of the Rights for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading, or if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Company. If on any such date no such market maker is making a market in the Rights the fair value of the Rights on such date as determined in good faith by the Board of Directors of the Company shall be used.

          (b) The Company shall not issue fractions of shares of Preferred Stock upon exercise of the Depositary Receipts or distribute certificates which evidence fractional shares of Preferred Stock. In lieu of fractional shares of Preferred Stock, the Company shall pay to the registered holders of Depositary Receipts at the time such Depositary Receipts are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one two-hundredth of a share of Preferred Stock. For purposes of this Section 27(b), the current market value of one two-hundredth of a share of Preferred Stock shall be one two-hundredth of the closing price of one share of Preferred Stock (as determined pursuant to Section 24(d)(ii) hereof) for the Trading Day immediately prior to the date of such exercise.

          (c) Following the occurrence of a Triggering Event, the Company shall not issue fractions of shares of Common Stock upon exercise of the Rights or to distribute certificates which evidence fractional shares of Common Stock. In lieu of fractional shares of Common Stock, the Company shall pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one (1) share of Common Stock. For purposes of this Section 27(c), the current market value of one share of Common Stock shall be the closing price of one share of Common Stock (as determined pursuant to Section 24(d)(i) hereof) for the Trading Day immediately prior to the date of such exercise.

          (d) The holder of a Right by the acceptance of such Right expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right, except as permitted by this Section 27.

     Section 28. Rights of Action. All rights of action in respect or this Agreement, except those rights of action vested in the Rights Agent pursuant to Sections 31 or 33 hereof, are vested in the respective registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of the Common Stock); and any registered holder of any Rights Certificate (or, prior to the Distribution Date, of the Common Stock), without the consent of the Rights Agent or of the holder of any other Rights Certificate (or prior to the Distribution Date, of the Common Stock), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Rights Certificate in the manner provided in such Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and shall be entitled to specific performance of the obligations hereunder and injunctive relief against actual or threatened violations of the obligations hereunder of any Person subject to this Agreement.

     Section 29. Agreement of Rights Holders. Every holder of a
Right by accepting the same consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

          (a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of Common
Stock;

          (b) after the Distribution Date, the Rights
Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office or offices of the Rights Agent designated for such purposes, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates fully executed;

          (c) subject to Section 6(a) and Section 7(f) hereof, the Company and the Rights Agent may deem and treat the person in whose name a Rights Certificate (or, prior to the Distribution Date, the associated Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Rights Certificates or the associated Common Stock certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent, subject to the last sentence of Section 7(e) hereof, shall be required to be affected by any notice to the contrary; and

          (d) notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, the Company must use its best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.

     Section 30. Rights Certificate Holder Not Deemed a Shareholder. No holder as such, of any Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the number of shares of Preferred Stock or any other securities of the Company which may at any time be issuable on the exchange of the Depositary Receipts issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in Section 37 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Rights Certificate shall have been exercised in accordance with the provisions hereof.

     Section 31. Concerning the Rights Agent.

          (a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and disbursements and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability or expense, incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability in the premises. The indemnification provided for hereunder shall survive the expiration of the Rights and the termination of this Agreement.

          (b) The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any Rights Certificate or certificate for Common Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorse-ment, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons.

     Section 32.  Merger or Consolidation or Change of Name of
Right Agents.

          (a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the corporate trust business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of
Section 34 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Rights Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of a predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor or in the name of the successor Rights Agent; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

          (b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

     Section 33. Duties of Rights Agent. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

          (a) The Rights Agent may consult with legal counsel
(who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

          (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person or Adverse Person and the determination of it current market price") be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Corporate Secretary or any Assistant Secretary of the Company and delivered to the Rights. Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

          (c) The Rights Agent shall be liable hereunder only for its own negligence, bad faith or willful misconduct.

          (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Rights Certificates or be required to verify the same (except as to its countersignature on such Rights Certificates), but all such statements and recitals are and shall be deemed to have been made by the Company only.

         (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Rights Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Rights Certificate; nor shall it be responsible for any adjustment required under the provisions of Section 24 or Section 26 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Rights Certificates after receipt of the certificate described in Section 25 hereof); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock or Preferred Stock to be issued pursuant to this Agreement or any Rights Certificate or as to whether any shares of Common Stock or Preferred Stock will, when so issued, be validly authorized and issued, fully paid and nonassessable.

          (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

          (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, the President, any Vice President, the Corporate Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer. Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken or omitted by the Rights Agent under this Agreement and the date on and/or after which such action shall be taken or such omission shall be effective. The Rights Agent shall not be liable for any action taken by, or omission of, the Rights Agent in accordance with a proposal included in such application on or after the dated specified in such application (which date shall not be less than five Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to an earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Rights Agent shall have received written instructions in response to such application specifying the action to be taken or omitted.

          (h) The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

          (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct; Provided, however, reasonable care was exercised in the selection and continued employment thereof.

          (j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

          (k) If, with respect to any Right Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response to clause 1 and/or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise of transfer without first consulting with the Company.

           (l) The Rights Agent shall not be required to take notice or be deemed to have notice of any fact, event or determination (including the occurrence of a section 24(a)(ii) Event) under this Agreement unless and until the Rights Agent shall be specifically notified in writing by the Company of such fact, event or determination.

      Section 34. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon thirty (30) days' notice in writing mailed to the Company, and to each transfer agent of the Common Stock and Preferred Stock, by registered or certified mail, and to the holders of the Rights Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon thirty (30) days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock and Preferred Stock, by registered or certified mail, and to the holders of the Rights Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. if the Company shall fail to make such appointment within a period of thirty (30) days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Rights Certificate (who shall, with such notice, submit his Rights Certificate for inspection by the Company), then any registered holder of any Rights Certifi-cate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a corporation organized and doing business under the laws of the United States or of the State of New York or the Commonwealth of Massachusetts (or of any other state of the United States so long as such corporation is authorized to do business as a banking institution in the State of New York or the Commonwealth of Massachusetts), in good standing, having a principal office in the State of New York or the Common laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000 or (b) an Affiliate of a corpora-tion described in clause (a) of this sentence. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such Appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock and the Preferred Stock, and mail a notice thereof in writing to the registered holders of the Rights Certificates. Failure to give any notice provided for in this Section 34, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

Section 35. Issuance of New Rights Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Rights Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of shares of Common Stock following the Distribution Date and prior to the redemption or expiration of the Rights, the Company (a) shall, with respect to shares of Common Stock so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, granted or awarded as of the Distribution Date, or upon the exercise, conversion or exchange of securities hereinafter issued by the Company, and (b) may, in any other case, if deemed necessary or appropriate by the Board of Directors of the Company, issue Rights Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) no such Rights Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Rights Certificate would be issued, and (ii) no such Rights Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

Section 36. Redemption and Termination.

(a) The Board of Directors of the Company may, at its option, at any time prior of (i) the close of business on the tenth day following the Stock Acquisition Date (or, if the Stock Acquisition Date shall have occurred prior to the Record Date, the close of business on the tenth day following the Record Date) or (ii) the Final Expiration Date, redeem all but not less than all the then outstanding Rights at a redemption price of $.01 per Right, as such amount may be appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price"). Notwithstanding the foregoing, the Board of Directors may not redeem any Rights following a determination pursuant to Section 24(a (ii)(B) that any Person is an Adverse Person. Notwithstanding anything contained in this Agreement to the contrary, the Rights shall not be exercisable after the first occurrence of a Section 24(a)(ii) Event until such time as the Company's right of redemption hereunder has expired. The Company may, at its option, pay the Redemption Price in cash, shares of Common Stock (based on the "current market price", as defined in Section 24(d)(i) hereof, of the Common Stock at the time of redemption) or any other form of consideration deemed appropriate by the Board of Directors.

          (b) Immediately upon the action of the Board of Directors of the Company ordering the redemption of the Rights, evidence of which shall have been filed with the Rights Agent and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price for each Right so held. Promptly after the action of the Board of Directors ordering the redemption of the Rights, the Company shall give notice of such redemption to the Rights Agent and the
holders of the then outstanding Rights	by mailing such notice to
all such holders at each holder s last address as it appears upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the Transfer Agent for the Common Stock. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made.

Section 37.  Notice of Certain Events.

          (a) In case the Company shall propose, at any time after the Distribution Date, (i) to pay any dividend payable in stock of any class to the holders of Preferred Stock or to make any other distribution to the holders of Preferred Stock (other than a regular quarterly cash dividend out of earnings or retained earnings of the Company), or (ii) to offer to the holders of Preferred Stock rights or warrants to subscribe for or to purchase any additional shares of Preferred Stock or shares of stock of any class or any other securities, rights or options, or
(iii) to effect any reclassification of its Preferred Stock (other than a reclassification involving only the subdivision of outstanding shares of Preferred Stock), or (iv) to effect any consolidation or merger into or with any other Person (other than a Subsidiary of the Company in a transaction which complies with
Section 24(o) hereof), or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one transaction or a series of related transactions, of more than 50% of the assets, cash flow or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with Section 24(o) hereof), or (v) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of a Rights Certificate, to the extent feasible and in accordance with
Section 38 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the shares of Preferred Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (-ii) above at least twenty (20) days prior to the record date for determining holders of the shares of Preferred Stock for purposes of such action, and in the case of any such other action, at least twenty (20) days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the shares of Preferred Stock whichever shall be the earlier.

          (b) In case any of the events set forth in Section 24(a)(ii) hereof shall occur, then, in any such case, (i) the Company shall as soon as practicable thereafter give to each holder of a Rights Certificate, to the extent feasible and in accordance with Section 38 hereof, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under Section 24 a)(ii) hereof, and (ii) all references in the preceding paragraph to Preferred Stock shall be deemed thereafter to refer to Common Stock and/or, if appropriate, other securities.

     Section 38. Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Rights Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

The Hartford Steam Boiler
Inspection and Insurance Company
One State Street
Hartford, Connecticut 06102
Attention: Corporate Secretary

Subject to the provisions of Section 34, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Rights Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

The First National Bank of Boston
P.O. Box 1865
Boston, Massachusetts 02105
Attention: Shareholder Services Division

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Rights Certificate (or, if prior to the Distribution Date, to the holder of certificates representing shares of Common Stock) shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

Section 39. Supplements and Amendments. Prior to the Distribution Date and subject to the penultimate sentence of this
Section 39, the Company and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement without the approval of any holders of certificates representing shares of Common Stock. From and after the Distribution Date and subject to the penultimate sentence of this
Section 39, the Company and the Rights Agent shall, if the Company so directs, supplement or amend this Agreement without the approval of any holders of Rights Certificates in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (iii) to shorten or lengthen any time period hereunder or (iv) to change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of Rights Certificates (other than an Acquiring Person, an Adverse Person or an Affiliate or Associate of an Acquiring Person or an Adverse Person); provided, this Agreement may not be supplemented or amended to lengthen, pursuant to clause (iii) of this sentence,
(A) a time period relating to when the Rights may be redeemed at such time as the Rights are not then redeemable, or (B) any other time period unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and/or the benefits to, the holders of Rights. Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 39, the Rights Agent shall execute such supplement or amendment. Notwithstanding anything contained in this Agreement to the contrary, no supplement or amendment shall be made which changes the Redemption Price, the Final Expiration Date, the Purchase Price or the number of Depositary Receipts for which a Right is exercisable. Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Stock.

     Section 40. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights
Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

     Section 41. Determinations and Actions by the Board of Directors, etc. For all purposes of this agreement, any calculation of the number of shares of Common Stock outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding shares of Common Stock of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act. The Board of Directors of the Company (or, as set forth herein, certain specified members thereof) shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board (or, as set forth herein, certain specified members thereof) or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to
(i) interpret the provisions of this Agreement and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not redeem the Rights or to amend the Agreement). All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board (or as set forth herein certain specified members thereof) in good faith shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties and (y) not subject the Board to any liability to the holders of the Rights.

     Section 42. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of the Common Stock) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights Certifi-cates (and, prior to the Distribution Date, registered holders of the Common Stock).

     Section 43. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board of Directors of the Company determines in its good faith judgment that severing the invalid language from this Agreement would adversely affect the purpose or effect of this Agreement, the right of redemption set forth in
Section 36 hereof shall be reinstated and shall not expire until the close of business on the tenth day following the date of such determination by the Board of Directors.

     Section 44. Governing Law. This Agreement, each Right and each Rights Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Connecticut and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State.

     Section 45. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

     Section 46. Descriptive Headings. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


           [ Seal ]

Attest:                           THE HARTFORD STEAM BOILER
                                  INSPECTION AND INSURANCE
                                  COMPANY



  By /s/ Roberta A. O'Brien          By /s/ John J. Kelley
     Name: Roberta A. O'Brien        Name: John J. Kelley
     Title: Assistant Secretary      Title: Corporate Secretary


	  [ Seal]
Attest:
                                  THE FIRST NATIONAL
                                  BANK OF BOSTON, as Rights Agent



  By /s/ Kenyon Bissell              By /s/ Darlene M. DioDato
     Name: Kenyon Bissell            Name: Darlene M. DioDato
     Title: Assistant Vice President Title: Vice President





  								 EXHIBIT A


FORM OF
CERTIFICATE OF DESIGNATION, PREFERENCES AND
RIGHTS OF SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

of

THE HARTFORD STEAM BOILER INSPECTION
AND INSURANCE COMPANY

Pursuant to Section 33-340 of the Connecticut Stock
Corporation Act

THE HARTFORD STEAM BOILER INSPECTION AND INSURANCE COMPANY, a corporation organized and existing under and by virtue of the laws of Connecticut (hereinafter called the "Corporation"), pursuant to the provisions of Section 33-340 of the Connecticut Stock Corporation Act, does by Wilson Wilde, its President, and John J. Kelley, its Corporate Secretary, hereby certify that, pursuant to authority expressly vested in the Board of Directors of the Corporation by the provisions of its Charter, said Board of Directors at a meeting duly called and held on November 28, 1988, duly adopted resolutions providing for the issuance of a series of Preferred Stock, without par value, of the Corporation and setting forth the voting powers, designation, preferences and relative, participating, optional and other special rights of such series and the qualifications, limitations and restrictions of such rights, to the extent that the foregoing are not set forth in the Charter of the Corporation, which resolutions are as follows:

RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of its Charter, a series of Preferred Stock of the Corporation be and it hereby is created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

 Section 1. Designation and Amount. The shares of such series shall be designated as "Series A Junior Participating Preferred
Stock" and the number of shares constituting such series shall be 250,000.

Section 2. Dividends and Distributions.

(A) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Junior Participating Preferred Stock with respect to dividends, the holders of shares of Series A Junior Participating Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last business day of January, April, July and October in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date ), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $12.00 or (b) subject to the provision for adjustment hereinafter set forth, 200 times the aggregate per share amount of all cash dividends, and 200 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, without par value, of the Corporation (the "Common Stock") since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date,, since the first issuance of any share or fraction of a share of Series A Junior Participating Preferred Stock. In the event the Corporation shall at any time after November 28, 1988 (the "Rights Declaration Date") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

 (B) The Corporation shall declare a dividend or distribution on the Series A Junior Participating Preferred Stock as provided in Paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $12.00 per share on the Series A Junior Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

(C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Junior Participating Preferred stock unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

Section 3. Voting Rights. The holders of shares of Series A
Junior Participating Preferred Stock shall have the following voting rights:

(A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Junior Participating Preferred Stock shall entitle the holder thereof to 200 votes on all matters submitted to a vote of the shareholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B) Except as otherwise provided herein or by law, the holders of shares of Series A Junior Participating Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

(C) (i) If at any time dividends on any Series A Junior Participating Preferred Stock shall be in arrears in an amount equal to six (6) quarterly dividends thereon, the occurrence' of such contingency shall mark the beginning of a period (herein called a "default period") which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series A Junior Participating Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of Preferred Stock (including holders of the Series A Junior Participating Preferred Stock) with dividends in arrears in an amount equal to six (6) quarterly dividends thereon, voting as a class, irrespective of series, shall have the right to elect two (2) Directors.

(ii) During any default period, such voting right of the holders of Series A Junior Participating Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph
(iii) of this Section 3(C) or at any annual meeting of shareholders, and thereafter at annual meetings of shareholders, provided that neither such voting right nor the right of the holders of any other series of Preferred Stock, if any, to increase, in certain cases, the authorized number of Directors shall be exercised unless the holders of ten percent (10%) in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Preferred Stock of such voting right. At any meeting at which the holders of Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect Directors to fill such vacancies, if any in the Board of Directors as may then exist up to two (2) Directors or, if such right is exercised at an annual meeting, to elect two (2) Directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock shall have exercised their right to elect Directors in any default period and during the continuance of such period, the number of Directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series A Junior Participating Preferred Stock.

(iii) Unless the holders of Preferred Stock shall, during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any shareholder or shareholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of special meeting of the holders of Preferred Stock, which meeting shall thereupon be called by the President, a Vice-President or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this paragraph
(C)(iii) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 20 days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any shareholder or shareholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding. Notwithstanding the provisions of this paragraph (C)(iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the shareholders.

 (iv) In any default period, the holders of Common Stock, and other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of Directors until the holders of Preferred Stock shall have exercised their right to elect two (2) Directors voting as a class, after the exercise of which right (x) the Directors so elected by the hold-ers of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period and (y) any vacancy in the Board of Directors may (except as provided in paragraph (C)(ii) of this Section 3.5)be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class of stock which elected the Director whose office shall have become vacant. References in this paragraph (C) to Directors elected by the holders of a particular class of stock shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.

(v) Immediately upon the expiration of a default period,(x) the right of the holders of Preferred Stock as a class to elect Directors shall cease, (y) the term of any Directors elected by the holders of Preferred Stock as a class shall terminate and (z) the number of Directors shall be such number as may be provided for in the certificate of incorporation or by-laws irrespective of any increase made pursuant to the provisions of paragraph
(C)(ii) of this Section 3 (such number being subject, however, to change thereafter in any manner provided by law or in the certificate of incorporation or by-laws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and
(z) in the preceding sentence may be filled by a majority of the remaining Directors.

(D) Except as set forth herein, holders of Series A Junior
Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

Section 4. Certain Restrictions.

(A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Junior Participating
Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A
Junior Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not

(i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock;

(ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, except dividends paid ratably on the Series A Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Junior Participating Preferred Stock;

(iv) purchase or otherwise acquire for consideration any shares of Series A Junior Participating Preferred Stock, or any shares of stock ranking on a parity with the Series A Junior Participating-Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

Section 5. Reacquired Shares. Any shares of Series A Junior Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

Section 6. Liquidation, Dissolution or Winding Up. (A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Participating Preferred Stock shall have received $200 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series A Liquidation Preference"). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Junior Par-ticipating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 200 (as appropriately adjusted as set forth in paragraph (C) below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii), the "Adjustment Number"). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Junior Participating Preferred Stock and Common Stock, respectively, holders of Series A Junior Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

(B) In the event, however that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of preferred stocks if any, which rank on a parity with the Series A Junior Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment then such remaining assets shall be distributed ratably to the holders of Common Stock.

(C) In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 7. Consolidation, Merger. etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 200 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 8. Optional Redemption. (A) The Corporation shall have the option to redeem the whole or any part of the Series A Junior Participating Preferred Stock at any time at a redemption price equal to, subject to the provision for adjustment hereinafter set forth, 200 times the "current per share market price" of the Common Stock on the date of the mailing of the notice of redemption, together with unpaid accumulated dividends to the date of such redemption. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, (iii) combine the outstanding Common Stock into a smaller number of shares or (iv) issue any shares by reclassification of its shares of Common Stock, then in each such case the amount to which holders of shares of Series A Junior Participating Preferred Stock shall be otherwise entitled immediately prior to such event under the immediately preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which shall be the number of shares of Common Stock outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock that shall have been outstanding immediately prior to such event. The "current per share market price" on any date shall be deemed to be the average of the closing prices per share of such Common Stock for the 10 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date. The closing price for each day shall be the last sale price, regular way, or, in case no such sale shall take place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Common Stock shall not be listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the principal national securities exchange on which the Common Stock shall not be listed or admitted to trading or, if the Common Stock shall not be listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or such other system then in use or, if on any such date the Common Stock shall not be quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board of Directors of the Corporation. If on such date no such market maker shall be making a market in the Common Stock, the fair value of the Common Stock on such date as determined in good faith by the Board of Directors of the Corporation shall be used. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the Common Stock shall be listed or admitted to trading shall be open for the transaction of business or, if the Common Stock shall not be listed or admitted to trading on any national securities exchange, a Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions in the State of New York shall not be authorized or obligated by law or executive order to close.

(B) Notice of any such redemption shall be given by mailing to the holders of the Series A Junior Participating Preferred Stock a notice of such redemption, first class postage prepaid, not later than the thirtieth day and not earlier than the sixtieth-day before the date fixed for redemption, at their last address as the same shall appear upon the books of the Corpora-tion. Any notice which shall be mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the stockholder shall have received such notice, and failure duly to give such notice by mail, or any defect in such notice, to any holder of Series A Junior Participating Preferred Stock shall not affect the validity of the proceedings for the redemption of such Series A Junior Participating Pre-ferred Stock.

(C) If less than all the outstanding shares of the Series A Junior Participating Preferred Stock are to be redeemed by the Corporation, the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be determined by lot or pro rata or in such fair and equitable other manner as may be prescribed by resolution of the Board of Directors.

(D) The notice of redemption to each holder of Series A Junior Participating Preferred Stock shall specify (a) the number of shares of Series A Junior Participating Preferred Stock of such holder to be redeemed, (b) the date fixed for redemption, (c) the redemption price and (d) the place of payment of the redemption price.

(E) If any such notice of redemption shall have been duly given or if the corporation shall have given to the bank or trust company hereinafter referred to irrevocable written authorization promptly to give or complete such notice, and if on or before the redemption date specified therein the funds necessary for such redemption shall have been deposited by the Corporation. with the bank or trust company designated in such notice, doing business in the United States of America and having a capital, surplus and undivided profits aggregating at least $25,000,000 according to its last published statement of condition, in trust for the benefit of the holders of Series A Junior Participating Preferred Stock called for redemption, then, notwithstanding that any certificate for such shares so called for redemption shall not have been surrendered for cancellation, from and after the time of such deposit all such shares called for redemption shall no longer be deemed outstanding, all rights with respect to such shares shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith cease and terminate, except the right of the holders thereof to receive from such bank or trust company at any time after the time of such deposit the funds so deposited, without interest, the right to exercise, up to the close of business on the fifth day before the date fixed for redemption, all privileges of conversion or exchange if any. In case less than all the shares represented by any surrendered certificate shall be redeemed, a new certificate shall be issued representing the unredeemed shares Any interest accrued on such funds so deposited shall be paid to the Corporation from time to time. Any funds so deposited and unclaimed at the end of six years from such redemption date shall be repaid to the Corporation, after which the holders of shares of Series A Junior Participating Preferred Stock called for redemption shall look only to the Corporation for payment thereof; provided, however, that any funds so deposited which shall not be required for redemption because of the exercise of any privilege of conversion or exchange subsequent to the date of deposit shall be repaid to the Corporation forthwith.

Section 9. Ranking. The Series A Junior Participating Preferred
Stock shall rank junior to all other series of the Corporation's
Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

Section 10. Amendment. The Charter of the Corporation shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least a majority of the outstanding shares of Series A Junior Participating Preferred Stock, voting separately as a class.

RESOLVED, FURTHER, that the proper officers of the Corporation be and they are hereby authorized and directed,jointly and severally, to prepare, execute and file a certificate setting forth a copy of the foregoing resolutions and to execute any and all other documents and take any and all other steps necessary or appropriate in order to comply with the laws of the State of Connecticut and effectuate the purposes of said resolutions.

 IN WITNESS WHEREOF, HARTFORD STEAM BOILER INSPECTION AND
INSURANCE COMPANY has caused this Certificate to be signed in its name by Wilson Wilde, its President, and John J. Kelley, its
Corporate Secretary, and its corporate seal to be hereunto affixed, as of this 28th day of November, 1988.

THE HARTFORD STEAM BOILER INSPECTION AND INSURANCE COMPANY

[CORPORATE SEAL]

/s/ Wilson Wilde
Name: Wilson Wilde
Title: President


Attest:


/s/ John J. Kelley
Name: John J. Kelley
Title: Corporate Secretary





 STATE OF CONNECTICUT)
                                             ) ss,:
COUNTY OF HARTFORD   )

On this 28th day of November, 1988, before me,              , a
Notary Public in and for said County and State, residing therein, duly commissioned and sworn, personally appeared Wilson Wilde and John J. Kelley known to me or proved to me on the basis of satisfactory evidence to be the President and the Assistant Secretary, respectively, of THE HARTFORD STEAM BOILER INSPECTION AND INSURANCE COMPANY, a Connecticut corporation, the Corporation that executed the foregoing Certificate of Designation and Preferences, and upon oath did severally depose and say, each for himself and not for the other, that he is the officer of said Corporation as above designated; that he is acquainted with the seal of said Corporation and that the seal affixed to said instrument is the corporate seal of said Corporation; that the signatures to said instrument were made by said officers of said Corporation as indicated after said signatures; and that the said Corporation executed the said instrument freely and voluntarily and for the uses and purposes therein mentioned.

IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed my official seal at my office in the County of Hartford, State of Connecticut, on the day and year in this certificate first above written.



Notary Public in and for the
County of Hartford State of Connecticut

(SEAL)

My Commission Expires:




 EXHIBIT B


[FORM OF FACE OF DEPOSITARY RECEIPT]

DEPOSITARY RECEIPT FOR SERIES A JUNIOR PARTICIPATING PREFERRED
STOCK

of

THE HARTFORD STEAM BOILER INSPECTION AND INSURANCE COMPANY

Certificate No ...........

Depositary Preferred Shares
(Each such share being exchangeable for one two-hundredth of a share of Series A Junior Participating Preferred Stock)

This certifies that              or registered assigns, is the
registered owner of	       Depositary Preferred Shares, each of
which is exchangeable for one two-hundredth of a share of Series
A Junior Participating Preferred Stock (the "Preferred Stock") of The Hartford Steam Boiler Inspection and Insurance Company, a Connecticut corporation (the "Company"), upon presentation and surrender of this Depositary Receipt with the Form of Election to Exercise duly executed. Certificates representing the shares of Preferred Stock have been deposited by the Company at the office of The First National Bank of Boston (the "Rights Agent") designated for such purpose. The Depositary Receipts, of which this Depositary

 Receipt is one ("Depositary Receipts"), are issued upon the terms and conditions set forth in the Rights Agreement, dated as of November 28, 1988 (the "Rights Agreement"), by and between the
Company and the Rights Agent.

This Depositary Receipt is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Depositary Receipts. Copies of the Rights Agreement are on file at the office of the Company and are also available upon written request to the Company.

This Depositary Receipt shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights
Agent.

 WITNESS the facsimile signature of the proper

officers of the Company and its corporate seal.

Dated as of               19

ATTEST:



Secretary

Countersigned:

THE FIRST NATIONAL BANK OF BOSTON, as Rights Agent

By
Authorized Signature

By
Title:

 [FORM OF REVERSE OF DEPOSITARY RECEIPT]

The following summary of certain provisions of the Rights
Agreement is subject to the detailed provisions thereof, to which reference is hereby made.

1. Surrender of Depositary Receipts and Withdrawal of Stock. Upon surrender of this Depositary Receipt to the Rights Agent at its office designated for such purpose, and subject to the provisions of the Rights Agreement, the holder hereof is entitled to delivery to him, or upon his order, of the Preferred Stock and any money and other property at the time represented thereby; provided, however, that in the event fractional shares of Preferred Stock would be created, the Rights Agent shall deliver the maximum number of whole shares of Preferred Stock, if any, and a new Depositary Receipt evidencing the Preferred Stock which shall be exchangeable for the Preferred Stock not so withdrawn. Upon the happening of any event referred to in paragraph 10 below and the surrender of this Depositary Receipt to the Rights Agent, the holder hereof is entitled to delivery to him, or upon his order, of the new securities into which the Preferred Stock has been changed or which have been received by the Rights Agent in exchange for the Preferred Stock.

2. Transfers, Split-ups, Combinations. This

 Depositary Receipt is transferable on the books of the Rights Agent upon surrender of this Depositary Receipt to the Rights Agent, properly endorsed or accompanied by a properly executed instrument of transfer, and upon such transfer the Rights Agent shall sign and deliver a Depositary Receipt to or upon the order of the person entitled thereto, as provided in the Rights Agreement. This Depositary Receipt may be split into other Depositary Receipts or combined with other Depositary Receipts into one Depositary Receipt, representing the same aggregate number of shares of Depositary Preferred Stock as the Depositary Receipt or Depositary Receipts surrendered.

3. Suspension of Delivery, Transfer, etc. The delivery of this Depositary Receipt in exchange for Preferred Stock or the transfer, surrender or exchange of this Depositary Receipt, may be suspended during any period when the register of stockholders of the Company is closed or if any such action is deemed necessary or advisable by the Rights Agent or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission or stock exchange, or under any provision of the Rights Agreement.

4. Payment of Taxes or Other Governmental

 Charges. If any tax or other governmental charge shall become payable by or on behalf of the Rights Agent with respect to this Depositary Receipt, such tax (including transfer taxes, if any) or governmental charge shall be payable by the holder hereof. Transfer of this Depositary Receipt, or any delivery of Preferred Stock exchangeable for this Depositary Receipt, may be refused until such payment is made, and any dividends or other distributions may be withheld, or any part or all of the Preferred Stock exchangeable for this Depositary Receipt and not theretofore sold may be sold for the account of the holder hereof, and such dividends or other distributions or the proceeds of any such sale may be applied in any payment of such tax or other governmental charge holder of this Depositary Receipt remaining liable for any deficiency.

5. Amendment. The form of the Depositary Receipt and any provisions of the Rights Agreement may be amended as provided in the Rights Agreement.

6. Title to Receipts. It is a condition of this Depositary Receipt, and every successive holder hereof by accepting or holding the same consents and agrees, that this Depositary Receipt (and the Depositary Preferred Shares evidenced hereby), when properly endorsed or accompanied by a properly executed instrument of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that until this Depositary Receipt shall be transferred on the books of the Rights Agent the Rights Agent may, notwithstanding any notice to the contrary, treat the record holder hereof at such time as the absolute owner hereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for the Rights Agreement, and for all other purposes.

7. Dividends and Distributions. Whenever the Rights Agent receives any cash dividend or other cash distribution on the Preferred Stock, the Rights Agent will, subject to the provisions of the Rights Agreement, make such distribution to the Depositary Receipt holders as nearly as practicable in proportion to the number of shares of Depositary Preferred Stock held by them; provided, however, that the amount distributed will be reduced by any amounts required to be withheld by the Company or the Rights Agent on account of taxes. Other distributions received on the Preferred Stock may be distributed to holders of Depositary Receipts as provided in the Rights Agreement.

8. Fixing of Record Date. Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights, preferences or privileges shall be offered, with respect to the Preferred Stock, or whenever the Rights Agent shall receive notice of any meeting at which holders of Preferred Stock are entitled to vote or of which holders of Preferred Stock are entitled to notice, the Rights Agent shall fix a record date, which shall be the record date fixed by the Company with respect to the Preferred Stock, and, in accordance with the Rights Agreement, shall send notice of such record date to the record holders of Depositary Receipts.

9. Voting Rights. Upon receipt of notice of any meeting at which the holders of Preferred Stock are entitled to vote, the Rights Agent shall include in the notice to the record holders of Depositary Receipts referred to in the immediately preceding paragraph: (a) such information as is contained in the notice of meeting received by the Rights Agent; (b) a statement that the holders of Depositary Receipts at the close of business on the record date specified therein will be entitled, subject to any applicable provisions of law and of the Company's Charter, to instruct the Rights Agent as to the exercise of the voting rights pertaining to the amount of Preferred Stock represented by their respective shares of Depositary Preferred Stock; and (c) a brief statement as to the manner in which such instructions may be given. Upon the written request of a holder of a Depositary Receipt on such record date, the Rights Agent shall endeavor insofar as practicable to vote or cause to be voted the amount of Preferred Stock exchangeable for such Depositary Receipt in accordance with the instructions set forth in such request. In the absence of specific instructions from the holder of a Depositary Receipt, the Rights Agent will abstain from voting to the extent of the Preferred Stock underlying such Depositary Receipt.

10. Changes Affecting Deposited Securities.

Upon any change in par or stated value, split-up, consolidation or any other reclassification of the Preferred Stock or upon any recapitalization, reorganization, merger, consolidation or sale of assets affecting the Company or to which it is a party, the Rights Agent shall, with the approval of the Company and in such manner as the Rights Agent may deem equitable, treat any securities into which the Preferred Stock shall be changed or which shall be received by the Rights Agent in exchange for or in conversion of or in respect of the Preferred Stock as new deposited securities under the Rights Agreement, and Depositary Receipts then outstanding shall thenceforth be exchangeable for the new securities into which the Preferred Stock shall be changed or which are so received in exchange or conversion. In any such case, the Rights Agent may in its discretion, with the approval of the Company, execute and deliver additional Depositary Receipts or may call for the surrender of outstanding Depositary Receipts to be exchanged for new Depositary Receipts specifically describing such new deposited securities.

 FORM OF ASSIGNMENT

(To be executed by the registered holder if such holder desires to transfer the Depositary Receipt.)


FOR VALUE RECEIVED

hereby sells, assigns and transfers unto

(Please print name and address of transferee)

this Depositary Receipt, together with all right, title and
interest therein, and does hereby irrevocably constitute and
appoint                 Attorney, to transfer the within
Depositary Receipt on the books of the withinnamed Company, with full power of substitution.


Date:                , 19


Signature


Signature Guaranteed:




NOTICE

The signature to the foregoing Assignment must correspond to the name as written upon the face of this Depositary Receipt in every particular, without alteration or enlargement or any change whatsoever.

 FORM OF ELECTION TO EXERCISE

(To be executed if holder desires to exercise Depositary
Preferred Shares represented by the Depositary Receipt.)

To: THE HARTFORD STEAM BOILER INSPECTION AND INSURANCE COMPANY

The undersigned hereby irrevocably elects to exercise
    Depositary Receipts represented by this Depositary Receipt Certificate to receive the shares of Depositary Preferred Stock issuable upon the exercise of the Depositary Receipt (or such other securities of the Company or of any other person which may be issuable upon the exercise of Depositary Receipt) and requests that certificate for such shares be issued in the name of:

Please insert social security or other identifying number


(Please print name and address

If such number of Depositary Receipts shall not be all the Depositary Receipts evidenced by this Depositary Receipt
Certificate, a new Depositary Receipt Certificate for the balance of such Depositary Receipts shall be registered in the name of and delivered to:

 Please insert social security or other identifying number


(Please print name and address)




Dated:                , 19


signature

Signature Guaranteed:

NOTICE

The signature to the foregoing Election to Exercise must correspond to the name as written upon the face of this Depositary Receipt Certificate in every particular, without alteration or enlargement or any change whatsoever.




Exhibit C

[Form of Rights Certificate]

Certificate No. R-	Rights

NOT EXERCISABLE AFTER NOVEMBER 28, 1998 OR EARLIER IF REDEEMED BY THE COMPANY. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY AT $.01 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR AN ADVERSE PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. [THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN ADVERSE PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON OR AN ADVERSE PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). ACCORDINGLY, THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(e) OF SUCH RIGHTS AGREEMENT.*




*The portion of the legend in brackets shall be inserted only if applicable and shall replace the preceding sentence.

 Rights Certificate

THE HARTFORD STEAM BOILER INSPECTION
AND INSURANCE COMPANY

This certifies that           or registered assigns, is the
registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of November 28, 1988 (the "Rights Agreement") between The Hartford Steam Boiler Inspection and Insurance Company, a Connecticut corporation (the "Company"), and The First National Bank of Boston, a national banking association (the "Rights Agent"), to purchase from the Company at any time prior to 5:00 P.M. (Boston time) on November 28, 1998 at the office or offices of the Rights Agent designated for such purpose, or its successors as Rights Agent, one Depositary Receipt (a "Depositary Receipt") which is exchangeable into one two-hundredth of a fully paid, nonassessable share of Series A Junior Participating Preferred Stock, without par value (the "Preferred Stock"), of the Company at a purchase price of $110.00 per Depositary Receipt (the "Purchase Price"), upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase and related Certificate duly executed. The number of Rights evidenced by this Rights Certificate (and the number of Depositary Receipts which may be purchased upon exercise thereof) set forth above, and the Purchase Price per Depositary Receipt set forth above, are the number and Purchase Price as of November 28, 1988. All terms used and not defined herein shall have the meaning set forth in the Rights Agreement.

Upon the occurrence of a Section 24(a)(ii) Event if the Rights evidenced by this Rights Certificate are beneficially owned by
(i) an Acquiring Person, an Adverse Person or an Affiliate or Associate of any such Person (as such terms are defined in the Rights Agreement), (ii) a transferee of any such Acquiring Person, Adverse Person, Associate or Affiliate or (iii) under certain circumstances specified in the Rights Agreement, a transferee of a person who, after such transfer, became an Acquiring Person, an Adverse Person or an Affiliate or Associate of an Acquiring Person or an Adverse Person, such Rights shall become null and void and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such
Section 24(a)(ii)
Event.

As provided in the Rights Agreement, the Purchase Price and the number and kind of shares of Preferred Stock or other securities which may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events, including Triggering Events (as hereinafter defined).

This Rights Certificate is subject to all of the terms provisions and conditions of the Rights Agreement, which terms provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement. Copies of the Rights Agreement are on file at the above-mentioned office of the Rights Agent and are also available upon written request to the Company.

This Rights Certificate, with or without other Rights Certificates, upon surrender at the principal office or offices of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Depositary Receipts as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company at its option at a redemption price of $.01 per Right at any time prior to the earlier of the close of business on (i) the tenth Business Day following the Stock Acquisition Date (as such time period may be extended pursuant to the Rights Agreement), and
(ii) the Final Expiration Date. After the expiration of the redemption period, the Company's right of redemption may be reinstated if an Acquiring Person reduces his beneficial ownership to 10% or less of the outstanding shares of Common Stock in a transaction or series of transactions not involving the Company.

No holder of this Rights Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Depositary Receipts or shares of Preferred Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or, to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights
Agent.


 WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.

Dated as of          ,     19

ATTEST:



Secretary

THE HARTFORD STEAM BOILER INSPECTION AND INSURANCE COMPANY

By
Title:

Countersigned:

THE FIRST NATIONAL BANK OF BOSTON, as Rights Agent

By
Authorized Signature



[Form of Reverse Side of Rights Certificate]

FORM OF ASSIGNMENT

(To be executed by the registered holder if such holder desires to transfer the Rights Certificate.)

FOR VALUE RECEIVED

hereby sells, assigns and transfers unto

(Please print name and address of transferee)

this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and
appoint                   Attorney, to transfer the within Rights
Certificate on the books of the within-named Company, with full power of substitution.

Dated:                     19-



Signature

Signature Guaranteed:


Certificate

The undersigned hereby certifies by checking the appropriate boxes that:

(1) this Rights Certificate [ ] is [ ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person, an Adverse Person or an Affiliate or Associate of any such Person (as such terms are defined pursuant to the Rights Agreement);

(2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person, an Adverse Person or an Affiliate or Associate of any such Person.

Dated:            19-

Signature

Signature Guaranteed:

NOTICE

The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Rights
Certificate in every particular, without alteration or enlargement or any change whatsoever.

 FORM OF ELECTION TO PURCHASE

(To be executed if holder desires to exercise Rights represented by the Rights Certificate)

To: HARTFORD STEAM BOILER INSPECTION AND INSURANCE COMPANY:

The undersigned hereby irrevocably elects to exercise
Rights represented by this Rights Certificate to purchase the Depositary Receipts issuable upon the exercise of the Rights (or such other securities of the Company or of any other person which may be issuable upon the exercise of the Rights) and requests that certificates for such shares be issued in the name of and delivered to:


Please insert social security or other identifying number


(Please print name and address)

If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:

Please insert social security or other identifying number


(Please print name and address)

 Dated:                19-


Signature


Signature Guaranteed:

Certificate

The undersigned hereby certifies by checking the appropriate boxes that:

(1) the Rights evidenced by this Rights Certificate [ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person, an Adverse Person or an Affiliate or Associate of any such Person (as such terms are defined pursuant to the Rights Agreement);

(2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or became an Acquiring Person, an Adverse Person or an Affiliate or Associate of any such Person.


Dated:            19-

Signature


Signature Guaranteed:

NOTICE

The signature to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

 Exhibit D



SUMMARY OF SHAREHOLDER RIGHTS PLAN

On November 28, 1988, the Board of Directors of The Hartford Steam Boiler Inspection and Insurance Company (the "Company") declared a dividend distribution of one Right for each outstanding share of Company Common Stock to shareholders of record at the close of business on December 8, 1988. Each Right entitles the registered holder to purchase from the Company a Depositary Receipt exercisable for one two-hundredth of a share (a "Unit") of Series A Junior Participating Preferred Stock, without par value (the "Preferred Stock"), at a Purchase Price of $110.00 per Depositary Receipt subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and The First National Bank of Boston, as Rights Agent.

Initially, the Rights will be attached to all Common Stock certificates representing shares then outstanding, and no separate Rights Certificates will be distributed. The Rights will separate from the Common Stock and a Distribution Date will occur upon the earliest of (i) 10 business days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 20% or more of the outstanding shares of Common Stock (the "Stock Acquisition Date"), (ii) 10 business days following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 20% or more of such outstanding shares of Common Stock or (iii) 10 business days after the Board of Directors of the Company determines any person, alone or together with its affiliates and associates has become the Beneficial Owner of an amount of Common Stock which the Board of Directors determines to be substantial (which amount shall in no event be less than 10% of the shares of Common Stock outstanding) and determines after reasonable inquiry and investigation, including consultation with such persons as such directors shall deem appropriate, that (a) such beneficial ownership by such person is intended to cause the Company to repurchase the Common Stock beneficially owned by such person or to cause pressure on the Company to take action or enter into a transaction or series of transactions intended to provide such person with short-term financial gain under circumstances where the Board of Directors determines that the best long-term interests of the Company and its stockholders would not be served by taking such action or entering into such transactions or series of transactions at that time or (b) such beneficial ownership is causing or reasonably likely to cause a material adverse impact (including, but not limited to, by jeopardizing the Company's licenses or authorizations from, or relationships with, state insurance regulators, or by impairing relationships with customers or the Company's ability to maintain its competitive position) on the business or prospects of the Company to the detriment of the Company's shareholders (any such person being referred to herein and in the Rights Agreement as an "Adverse Person").

Until the Distribution Date, (i) the Rights will be evidenced by the Common Stock certificates and will be transferred with and only with such Common Stock certificates, (ii) new Common Stock certificates issued after December 8, 1988 will contain a notation incorporating the Rights Agreement by reference and
(iii) the surrender for transfer of any certificates for Common Stock outstanding will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.

The Rights are not exercisable until the Distribution Date and will expire at the close of business on November 28, 1998, unless earlier redeemed by the Company as described below.

As soon as practicable after the Distribution Date, Rights
Certificates will be mailed to holders of record of the Common
Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights. Except as otherwise determined by the Board of Directors, only shares of Common Stock issued prior to the Distribution Date will be issued with Rights.

In the event that the Board of Directors determines that a person is an Adverse Person or, at any time following the Distribution Date, a Person becomes the beneficial owner of more than 20% of the then outstanding shares of Common Stock (except pursuant to an offer for all outstanding shares of Common Stock which the independent directors determine to be fair to and otherwise in the best interests of the Company and its shareholders), each holder of a Right will thereafter have the right to receive, upon exercise, Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the exercise price of the Right. Notwithstanding any of the foregoing, following the occurrence of any of the events set forth in this paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person or Adverse Person will be null and void. However, Rights are not exercisable following the occurrence of either of the events set forth above until such time as the Rights are no longer redeemable by the Company as set forth below.

For example, at an exercise price of $110.00 per Right, each Right not owned by an Acquiring Person or an Adverse Person by certain related parties) following an event set forth in the preceding paragraph would entitle its holder to purchase $220.00 worth of Common Stock (or other consideration, as noted above) for $110.00. Assuming that the Common Stock had a per share value of [current market] at such time, the holder of each valid Right would be entitled to purchase shares of Common Stock for $110.00.

In the event that, at any time following the Stock Acquisition Date,(i) the Company is acquired in a merger or other business combination transaction in which the Company is not the surviving corporation (other than a merger which follows an offer described in the second preceding paragraph or a merger which follows an offer described in the second preceding paragraph), (ii) the Company engages in a merger or other business combination with another person in which the Company is the surviving corporation, but in which its Common Stock is changed or exchanged, or (iii) 50% or more of the Company's assets, cash flow or earning power is sold or transferred, each holder of a Right (except Rights which previously have been voided as set forth above) shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the Right. The events set forth in this paragraph and in the second preceding paragraph are referred to as the "Triggering Events".

The Purchase Price payable, and the number of Depositary Receipts or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) if holders of the Preferred Stock are granted certain rights or warrants to subscribe for Preferred Stock or convertible securities at less than the current market price of the Preferred Stock or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

With certain exceptions no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. No fractional Units will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading date prior to the date of exercise.

In general, the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right (payable in cash, Common Stock or other consideration deemed appropriate by the Board of Directors), at any time until ten days following the Stock Acquisition Date. The Company may not redeem the Rights if the Board of Directors has previously declared a person to be an Adverse Person. After the redemption period has expired, the Company's right of redemption may be reinstated if an Acquiring Person reduces his beneficial ownership to 10% or less of the outstanding shares of Common Stock in a transaction or series of transactions not involving the Company. Immediately upon the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $.01 redemption price.

Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to shareholders or to the Company, shareholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) of the Company or for common stock of the acquiring company as set forth above.

Other than those provisions relating to the principal economic terms of the Rights, any of the provisions of the Rights Agreement may be amended by the Board of Directors of the Company prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board in order to cure any ambiguity, to make changes which do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person), or to shorten or lengthen any time period under the Rights Agreement; provided, however, that no amendment to adjust the time period governing redemption shall be made at such time as the Rights are not redeemable.

A copy of the Rights Agreement is being filed with the Securities and Exchange Commission as an Exhibit to a Current Report on Form 8-K. A copy of the Rights Agreement is available free of charge from the Rights Agent. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by reference.